As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288884

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 30, 2026)

6,400,000

American Depositary Shares

Representing Ordinary Shares

We are offering 6,400,000 of our American Depositary Shares (“ADSs”), each representing one ordinary share, €0.01 nominal value per share, in a public offering.

Our ordinary shares are listed on the regulated market of Euronext in Paris (“Euronext Paris”) under the symbol “ABVX.” Our ADSs are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “ABVX.” On June 30, 2026, the last reported sale price of our ordinary shares on Euronext Paris was €115.50 per ordinary share and the last reported sale price of our ADSs on Nasdaq was $133.26 per ADS.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described beginning on page S-9 of this prospectus supplement under the caption “Risk Factors” and under the caption “Risk Factors” on page 6 of the accompanying prospectus and in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$125.0000	$800,000,000
Underwriting discounts and commissions(1)	$5.9375	$38,000,000
Proceeds to us (before expenses)	$119.0625	$762,000,000

(1)	We refer you to “Underwriting” beginning on page S-29 of this prospectus supplement for additional information regarding underwriting compensation.

Delivery of the ADSs is expected to be made on or about July 6, 2026 (the “initial settlement date”), through the book-entry facilities of The Depository Trust Company. We have granted an option to the underwriters, exercisable on or before the initial settlement date, to purchase up to an aggregate of 960,000 additional ADSs at the public offering price.

Joint Bookrunning Managers

Leerink Partners	Morgan Stanley	Piper Sandler	Guggenheim Securities

Bookrunning Manager

LifeSci Capital

Lead Manager

Van Lanschot Kempen

Prospectus Supplement dated June 30, 2026

Prospectus Supplement

Prospectus

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. When you make a decision about whether to invest in our ADSs, you should not rely upon any information other than the information in this prospectus supplement. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ordinary shares (including in the form of ADSs) being offered and other information that you should know before investing in our ordinary shares (including in the form of ADSs). You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. In such instances, such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making offers to sell or solicitations of offers to buy our ordinary shares (including in the form of ADSs) in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose

S-ii

is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Owning our securities may subject you to tax consequences both in France and in the United States. You should read the tax discussion in this prospectus supplement fully, though this prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in our securities in light of the investor’s own circumstances. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of the members of our board of directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Unless otherwise indicated, all references in this prospectus supplement to “Abivax,” “the Company,” “our Company,” “we,” “us” and “our” refer to Abivax SA and its consolidated subsidiary, taken as a whole.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Our financial statements are presented in euros and, unless otherwise specified, all monetary amounts printed in this prospectus are in euros.

All references in this prospectus supplement to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. In various places throughout this prospectus supplement, we show financial amounts in both U.S. dollars and euros. Unless otherwise noted, these translations, which are provided solely for convenience, are made at the exchange rate of €1.00 = $1.1498, the exchange rate as reported by the European Central Bank on March 31, 2026.

Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of applicable federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “should,” “will,” “would” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the prospects of attaining, maintaining and expanding marketing authorization for our lead drug candidate, obefazimod;

•	the potential attributes and clinical advantages of obefazimod and our future drug candidates;

•	the initiation, timing, progress and results of our preclinical and clinical trials (and those conducted by third parties) and other research and development programs;

•	the timing of the availability of data from our clinical trials, including our Phase 2b trial of obefazimod in Crohn’s disease;

•	the timing of and our ability to advance drug candidates through clinical development;

•	the timing or likelihood of regulatory meetings and filings;

•	the timing of and our ability to obtain and maintain regulatory approvals for obefazimod and any of our future drug candidates;

•	our ability to identify and develop new drug candidates from our preclinical studies;

•	our ability to develop sales and marketing capabilities and transition into a commercial-stage company;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to enter into strategic relationships or partnerships;

•

our ability to obtain, maintain, protect and enforce our intellectual property rights and proprietary technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of government laws and regulations;

•	our competitive position;

•

unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the Russia-Ukraine war or the conflict in the Middle East), and terrorist attacks;

•	risks related to this offering, including our ability to consummate this offering, and our expected use of the net proceeds from such offering; and

•

other risks and uncertainties indicated in this prospectus supplement and the documents incorporated by reference herein, including those under the heading “Risk Factors,” and the other documents filed or to be filed with the SEC by us.

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Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Many important factors, in addition to the factors described in this prospectus supplement and the accompanying prospectus, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), as updated by our subsequent Reports on Form 6-K and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

You should read this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.

Our Company

We are a clinical-stage biotechnology company focused on developing therapeutics that harness the body’s natural regulatory mechanisms to stabilize the immune response in patients with chronic inflammatory diseases. We focus on indications where existing treatments have left patients with significant unmet needs, and where we believe our investigational agents have the potential to be meaningfully differentiated from currently available therapies. Our initial focus is on inflammatory bowel diseases (“IBD”), chronic conditions involving inflammation of the gastrointestinal tract, of which the two most common forms are ulcerative colitis (“UC”) and Crohn’s disease.

We believe our lead drug candidate, obefazimod, is differentiated from competing approaches for the treatment of IBD via its novel mechanism of action. Obefazimod was demonstrated to specifically enhance the expression of a single micro-RNA, miR-124, which plays a critical role in the regulation of the inflammatory response. In the context of inflammation, miR-124 is a natural regulator of the inflammatory response, controlling progression of inflammation and restoring homeostasis of the immune system, without causing broader immunosuppression. In contrast to currently available advanced therapies, prescribed post-conventional therapies, some of which target only a single cytokine or pathway, miR-124 modulates the expression of several key cytokines and pathways. Modulating multiple inflammatory pathways simultaneously may lead to more durability of efficacy results over the long-term, which is critical in lifelong conditions such as IBD, potentially differentiating obefazimod from currently available IBD treatments.

Recent Developments

Royalty Certificate Repurchase

On May 4, 2026, we entered into a purchase agreement with the royalty certificate holders named therein (the “Holders”) to repurchase all of the royalty certificates issued to them on September 7, 2022. We repurchased the royalty certificates in full by paying an aggregate consideration of $90.0 million, of which $45.0 million was paid in cash and $45.0 million was paid in shares through the issuance of 403,347 ordinary shares, including in the form of ADSs, to the Holders in a private placement that was exempt from registration under the Securities Act (the “Royalty Certificate Repurchase”). On May 7, 2026, we filed a prospectus supplement for the purpose of registering the offer and resale from time to time of up to 403,347 ADSs held by the Holders identified in such prospectus supplement.

Positive Topline Results from Part 2 of Our Phase 3 ABTECT 44-Week Maintenance Trial

On June 29, 2026, we announced positive topline results from Part 2 of our Phase 3 ABTECT 44-week maintenance trial evaluating obefazimod, our potential first-in-class oral miR-124 enhancer, in moderate to severely active UC. Part 2 of the Phase 3 maintenance trial enrolled patients who either did not achieve clinical response following induction treatment or who experienced disease relapse during the re-randomized maintenance trial (Part 1), expanding both the efficacy and safety results in a more refractory patient population than the registrational maintenance cohort. The additional safety results generated through Part 2 expand the Phase 3 maintenance database and provide important context for interpreting the safety findings reported following the maintenance Part 1 readout.

Among patients who failed to achieve clinical response after 8 weeks of induction, continued treatment with obefazimod resulted in clinically meaningful rates of clinical, endoscopic, and combined histologic-endoscopic endpoints at Week 44. Patients treated continuously with 50 mg obefazimod demonstrated the strongest outcomes across all endpoints, including clinical remission (37.2%), clinical response (61.5%), endoscopic improvement (48.0%), Histologic-Endoscopic Mucosal Improvement (“HEMI”) (44.6%), and endoscopic remission (34.5%). These findings suggest that a clinically meaningful proportion of patients who do not initially respond may still derive substantial benefit from longer treatment exposure.

Part 2 Induction Non-Responders – Exploratory Endpoints
	25 mg (N=81)	50 mg (N=148)
Clinical Remission	23.5%	37.2%
Clinical Response	50.6%	61.5%
Endoscopic Improvement	28.4%	48.0%
HEMI	23.5%	44.6%
Endoscopic Remission	22.2%	34.5%

Among patients who relapsed during Part 1 of the maintenance trial, re-treatment with 50 mg obefazimod resulted in meaningful rates of clinical remission, clinical response, endoscopic improvement, HEMI and endoscopic remission by Week 44. Patients who achieved clinical response with obefazimod during induction and relapsed after being re-randomized to placebo in Part 1 of the maintenance trial were treated with open-label 50 mg obefazimod and achieved clinical response and remission rates of 69.7% and 45.0%, respectively, while patients who relapsed on 25 mg and escalated to 50 mg achieved clinical response and clinical remission rates of 66.7% and 45.5%, respectively. These findings demonstrate the potential for obefazimod to re-establish disease control following relapse and support a flexible maintenance treatment strategy.

Part 1 Relapsers – Exploratory End+points
	Placebo è 50 mg (N=109)	25 mg è 50 mg (N=33)
	50 mg	50 mg
Clinical Remission	45.0%	45.5%
Clinical Response	69.7%	66.7%
Endoscopic Improvement	54.1%	45.5%
HEMI	47.7%	39.4%
Endoscopic Remission	32.1%	24.2%

In Part 2, four total non-melanoma skin cancers (“NMSC”) events were reported, two in the 25 mg arm and two in the 50 mg arm which all occurred in patients with established NMSC risk factors including advanced age, thiopurine use, prior skin cancer history and failure of multiple prior advanced therapies. There were also two non-NMSC malignancies reported in the 50 mg arm, both deemed unrelated to obefazimod by the study investigators. The results are summarized below.

Summary Safety Events, n (%)	Obefazimod 25 mg N=186	Obefazimod 50 mg N=447*
Any treatment-emergent adverse event (“TEAE”)	132 (71.0%)	307 (68.7%)
TEAE leading to study drug discontinuation	21 (11.3%)	27 (6.0%)
Serious TEAE	16 (8.6%)	23 (5.1%)
Death (Non-Treatment Related)(1)	1 (0.5%)	0
Pregnancy(2)	1 (0.5%)	1 (0.2%)
Serious/severe (Grade ≥3) infections and opportunistic infections(3)	5 (2.7%)	5 (1.1%)
Malignancies (excluding NMSC)(4)	0	2 (0.4%)
NMSC(5)	2 (1.1%)	2 (0.4%)
Acute pancreatitis	1 (0.5%)	1 (0.2%)
Cardiac abnormalities suggestive of cardiac fibrosis	0	0

(1)

One death occurred in the 25 mg arm and was assessed by the investigator as unrelated to obefazimod. The suspected cause was pulmonary embolism in a 65+ patient with multiple pre-existing thromboembolic risk factors, including prior pulmonary embolism, and recent prolonged immobility.

(2)	Both pregnancies are currently ongoing.
(3)

Serious/severe (grade ≥3) infections and opportunistic infections: 25 mg = Appendicitis, Bartonellosis, Cytomegalovirus gastrointestinal infection, Peritonsillar abscess, Sepsis; 50 mg (induction non-responder) = Clostridium difficile infection, pilonidal disease, Urethritis gonococcal; 50 mg Open Label (Part 1 relapsers = Appendicitis (Part 1 50 mg), Septic arthritis staphylococcal (Part 1 placebo).

(4)	Part 1 relapsers previous on placebo: One case of Myoproliferative Neoplasm and one Prostate Cancer.
(5)	Two cases of Basal Cell Carcinoma (25 mg | 50 mg) and two cases of Squamous Cell Carcinoma (25 mg | 50 mg).
*	Includes combined induction non-responders on 50 mg in Part 2 (N=251) and Part 1 relapsers (N=196) who entered Part 2.

	Malignancy (Excluding NMSC)	Exposure to Obefazimod	Age	Thiopurine History	Prior Advanced Therapies	Other Prior UC Treatment	Medical History of Cancer	Summary

50 mg	Myeloproliferative Neoplasm (MPN)	7.4 months	40+	No	2 (adalimumab, infliximab)	mesalazine	No	Thrombocythemia since 2023. Had elevated platelets at baseline (909,000 per microliter) Determined not related to study drug by investigator
	Prostate Cancer	3.4 months	55+	Yes azathioprine	2 (infliximab, vedolizumab)	prednisolone, mesalazine, budesonide	No	Limited adenocarcinoma of the prostate CT2 CN0 M0; Gleason score 7B Determined not related to study drug by investigator

	NMSC	Exposure to Obefazimod	Age	Thiopurine History	Prior Advanced Therapies	Other Prior UC Treatment	Medical History of Skin Cancer	Summary

50 mg	Basal Cell Carcinoma	10.4 months	40+	Yes azathioprine	3 vedolizumab, infliximab, ustekinumab	mesalazine, prednisone	No	Thiopurine use and failure of 3 prior advanced therapies Determined probably related to study drug by investigator
	Squamous Cell Carcinoma	4.6 months	55+	Yes azathioprine	2 adalimumab, vedolizumab	budesonide	Yes	Prior history of squamous cell carcinoma and history of multiple skin lesions Determined not related to study drug by investigator

25 mg	Basal Cell Carcinoma	8.1 months	50+	Yes azathioprine	None	budesonide, sulfasalazine, mesalazine, prednisone, metranidazole, sodium butyrate	No	Age 50+, prior thiopurine history Determined unlikely related to study drug by investigator
	Squamous Cell Carcinoma	8.3 months	75+	No	2 adalimumab, vedolizumab	prednisone, mesalamine	Yes	Age 75+ and prior history of 2x Basal cell carcinoma Determined probably related to study drug by investigator

The post-hoc analyses below are presented progressively, from the combined Phase 2 and Phase 3 UC programs to the Phase 3 maintenance dataset (Part 1 and Part 2), and then to the Part 2 maintenance dataset, to illustrate how increasing cumulative patient-years (“PYs”) strengthens our overall safety assessment. Because NMSCs and malignancies excluding NMSCs are uncommon events, incidence-rate estimates become more precise as cumulative exposure increases. We believe the Phase 3 maintenance data should be interpreted using the totality of the exposure-adjusted evidence, together with patient characteristics and representative published UC epidemiologic reference ranges. The results in the tables below demonstrate that the exposure-adjusted incidence rate (“EAIR”) in the combined all active (25 mg and 50 mg) treatment arms for both NMSCs and malignancies excluding NMSCs are within the UC background reference range based on published UC studies.

Malignancies (Excluding NMSC) – EAIR Analysis

Analysis Set	Placebo IR/100 PY	25 mg IR/100 PY	50 mg IR/100 PY	All Active IR/100 PY	Reference Range Based on Published UC Studies
Integrated UC Program (Phase 2 + Phase 3)	0.00	0.00	0.64	0.35	0.30 – 0.70
Phase 3 Maintenance (Part 1 + Part 2)	0.00	0.00	0.91	0.56	0.30 – 0.70
Part 2 Only	—	0.00	0.69	0.48	0.30 – 0.70

Note: IR = incidence rate

NMSC – EAIR Analysis
Analysis Set	Placebo IR/100 PY	25 mg IR/100 PY	50 mg IR/100 PY	All Active IR/100 PY	Reference Range Based on Published UC Studies
Integrated UC Program (Phase 2 + Phase 3)	0.46	0.53	0.64	0.59	0.70 – 1.40
Phase 3 Maintenance (Part 1 + Part 2)	0.68	1.09	1.37	1.26	0.70 – 1.40
Part 2 Only	—	1.52	0.69	0.95	0.70 – 1.40

Note: IR = incidence rate

The overall safety results observed in Part 2 were consistent with those previously observed in the broader obefazimod clinical development program. No new safety pattern emerged with the additional cumulative exposure provided by Part 2.

Regulatory Path Forward

We believe the foregoing Part 2 results expand the integrated clinical dataset supporting the planned New Drug Application (“NDA”) for obefazimod in UC. We believe we remain on track to submit our NDA to the U.S. Food and Drug Administration in the fourth quarter of 2026.

Our Corporate Information

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our principal executive offices are located at 7-11 boulevard Haussmann 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63. We have one wholly owned subsidiary, Abivax LLC, a Delaware limited liability company, formed on March 20, 2023.

Our ADSs began trading on the Nasdaq Global Market in October 2023. We also maintain a website at www.abivax.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement or the accompanying prospectus is not a part of this prospectus supplement or the accompanying prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2028 or until such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering of our ADSs.

We may choose to take advantage of some but not all of these exemptions. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Since IFRS make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our executive officers, members of our board of directors and our principal shareholders are exempt from “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

Offering	6,400,000 ADSs offered by us, each representing one ordinary share.

Option to Purchase Additional ADSs	The underwriters have an option, exercisable on or before the initial settlement date, to purchase up to an aggregate of 960,000 ADSs at the public offering price.

Ordinary Shares (Including in the Form of ADSs) to be Outstanding After this Offering	86,094,535 ordinary shares (including in the form of ADSs) or up to 87,054,535 ordinary shares (including in the form of ADSs) if we issue 960,000 additional ADSs pursuant to the exercise in full of the underwriters’ option.

American Depositary Shares	Purchasers of ADSs in the offering will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement that includes the accompanying prospectus.

Depositary	Citibank, N.A.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $759.8 (€666.8) million based on the public offering price of $125.00 per ADS, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase up to 960,000 additional ADSs in this offering. If we issue 960,000 additional ADSs pursuant to the exercise in full of the underwriters’ option in the offering, we estimate that we will receive net proceeds from the offering of approximately $874.1 (€767.1) million.

We intend to use the net proceeds from this offering for expenses relating to potential commercialization of our lead drug candidate, obefazimod, in the United States; clinical research and development expenses, primarily related to ulcerative colitis and Crohn’s disease; and the remainder, if any, for general corporate purposes. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, technologies, products or assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any such transactions as of the date of this prospectus supplement.

The Nasdaq Global Market Symbol for our ADSs	“ABVX”

Regulated Market of Euronext in Paris Trading Symbol for our Ordinary Shares	“ABVX”

Settlement	We expect to deliver the ADSs on or about the date of delivery specified on the cover page of this prospectus supplement, which will be the second business day following the trade date for the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Risk Factors	Before deciding whether to invest in our ordinary shares (including in the form of ADSs), you should carefully consider the risks described under “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Except as otherwise noted in this prospectus supplement, the number of ordinary shares (including in the form of ADSs) that will be outstanding after this offering is based on 79,694,535 ordinary shares outstanding as of March 31, 2026 (as adjusted to give effect to the issuance of 403,347 ADSs in the Royalty Certificate Repurchase), and excludes:

•

277,204 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of March 31, 2026 at a weighted-average exercise price of €16.26 per ordinary share (or $18.70 based on the exchange rate in effect as of March 31, 2026);

•

205,139 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of March 31, 2026 at a weighted-average exercise price of €10.20 per ordinary share (or $11.73 based on the exchange rate in effect as of March 31, 2026); and

•	8,083,287 ordinary shares issuable upon vesting of free shares (AGAs) outstanding as of March 31, 2026.

Except as otherwise noted, the information in this prospectus supplement assumes:

•	no exercise of the BSA and BCE or vesting of the AGAs listed above; and

•	no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase up to 960,000 additional ADSs in this offering.

RISK FACTORS

Investing in our ordinary shares (including ordinary shares in the form of ADSs) involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as general economic and business risks, including those set forth in the section titled “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2025 incorporated by reference herein, together with all of the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, including our consolidated financial statements and related notes, before deciding whether to purchase our securities. If any of the following risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Our management will have broad discretion over the use of the proceeds from this offering and may apply these proceeds in ways that may not increase the value of your investment.

Our management will have broad discretion to use the net proceeds we receive from this offering, and you will be relying on its judgment regarding the application of these proceeds. We may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. We expect to use the net proceeds from this offering as described under the heading “Use of Proceeds.” However, management may not apply such proceeds in ways that increase the value of your investment.

If you purchase ADSs in the offering, you will experience substantial and immediate dilution.

If you purchase ADSs in the offering, you will experience substantial and immediate dilution of $110.78 per ADS (€97.27 per ordinary share) in as adjusted net tangible book value after giving effect to the Royalty Certificate Repurchase and this offering at the public offering price of $125.00 per ADS in the offering, because the price that you pay will be substantially greater than the as adjusted net tangible book value per ADS that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ADSs or ordinary shares, as applicable. You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding share warrants to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the public offering price. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”

Concurrent or future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ADSs and ordinary shares.

We believe that additional capital will be needed to continue our planned operations, including conducting our planned clinical trials, manufacturing and commercialization efforts, expanded research and development activities and costs associated with operating as a public company. Additional financing may be obtained through additional equity offerings, which may include underwritten offerings, private placement financing or the initiation of an at-the-market program. Sales of additional ordinary shares or ADSs by us, or the perception that these sales could occur, could cause the market price of our ADSs to decline.

If existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares or ADSs in the public market after the 60-day contractual lock-up and other legal restrictions on resale discussed in this prospectus supplement lapse, the trading price of the ADSs and ordinary shares could decline significantly and could decline below the public offering price. Upon completion of this offering and based on the number of ordinary shares (including ordinary shares in the form of ADSs) outstanding as of March 31, 2026, after giving effect to the Royalty Certificate Repurchase, we will have outstanding 86,094,535 ordinary shares (including ordinary shares in the form of ADSs) assuming no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option, approximately 1,182,661 of which will be subject to a contractual restriction on selling for up to 60 days, subject to certain exceptions. The underwriters may permit our executive officers and directors to sell ADSs or ordinary shares prior to the expiration of the lock-up agreements. See “Underwriting.”

After the 60-day lock-up agreements with our executive officers and board members expire, additional ordinary shares (including in the form of ADSs) will be eligible for sale by such executive officers and board members in the public market, subject to compliance with applicable requirements under Rule 144 or Regulation S. In addition, the ordinary shares subject to outstanding warrants and outstanding free shares will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. We have filed a registration statement on Form S-8 with the SEC covering the ordinary shares issuable upon exercise of outstanding share warrants and vesting of outstanding free shares. Sales of a large number of ordinary shares or ADSs in the public market by our officers or board members or by significant shareholders upon the exercise of share warrants or vesting of free shares, in future public offerings by us or otherwise could have an adverse effect on the market price of the ADSs or ordinary shares. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the ADSs and ordinary shares could decline substantially.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The biotechnology industry has been included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities.

The completion of any investment (i) by (a) an individual of foreign nationality, (b) any individual of French nationality not domiciled in France within the meaning of Article 4B of the French General Tax Code (Code général des impôts), (c) any entity governed by foreign law, and (d) any entity governed by French law controlled by one or more of the individuals or entities referred to in (a) to (c), (ii) which would result in (a) the acquisition of control-within the meaning of Article L. 233-3 of the French Commercial Code (Code de commerce)-of a French company, (b) the acquisition of all or part of an activity of a French company, or (c) for individuals who are not nationals of a Member State of the European Union or of a State party to the agreement on the European Economic Area that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these States, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 25% of the voting rights of a French company, or (d) for individuals who are not nationals of a Member State of the EU or of a State party to the agreement on the EEA that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these State, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 10% of the voting rights of a French company whose shares are admitted to trading on a regulated market and (iii) whose activities concern, even occasionally, the research and development of so-called critical technologies, such as biotechnologies, and considered essential to the protection of public health, is subject to prior authorization by the French Minister of the Economy (ministère de l’Économie). The French Decree No. 2023-1293 of December 28, 2023 has made permanent the temporary regime under French Decree No. 2022-1622 of December 23, 2022, which expired on December 31, 2023.

The crossing of the threshold of 10% of the voting rights of French companies whose shares are admitted to trading on a regulated market is subject to a fast track review procedure (filing of a simplified form, delay for the Minister to respond limited to 10 business days, transaction deemed authorized in the absence of a response at the end of the delay).

If an investment in the Company requiring the prior authorization of the Minister of the Economy is made without such authorization having been granted, the Minister of the Economy may cancel the transaction or order (possibly under financial penalty) the investor concerned (i) to submit an application for authorization, (ii) to have the previous situation restored at its own expense or (iii) to modify the investment. In addition, the Minister may impose undertakings and conditions on the investor (including regular reporting commitments). The investor concerned could also be declared criminally liable and be sanctioned, in particular, by exclusion from any public contract or by a fine which may not exceed the highest of the following three amounts: (i) twice the amount of the investment concerned, (ii) 10% of our annual pre-tax revenues and (iii) €5 million (for a company) or €1 million (for an individual). The application of these regulations is likely to constitute a potential barrier to investments made by investors located outside the European Economic Area and could therefore limit our access to sources of financing.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $759.8 (€666.8) million based on the public offering price of $125.00 per ADS, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase up to 960,000 additional ADSs in this offering. If we issue 960,000 additional ADSs pursuant to the exercise in full of the underwriters’ option in the offering, we estimate that we will receive net proceeds from the offering of approximately $874.1 (€767.1) million.

We intend to use the net proceeds from this offering for expenses relating to potential commercialization of our lead drug candidate, obefazimod, in the United States; clinical research and development expenses, primarily related to ulcerative colitis and Crohn’s disease; and the remainder, if any, for general corporate purposes. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, technologies, products or assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any such transactions as of the date of this prospectus supplement.

We believe that the net proceeds from the offering, together with our existing cash, cash equivalents and other short-term investments will be sufficient to meet our working capital requirements into the second quarter of 2029, assuming no exercise of the underwriters’ option to purchase additional ADSs. Our estimates of the period of time through which our financial resources are expected to be adequate to meet our working capital requirements are forward-looking statements and involve risks and uncertainties, and actual results could vary materially and negatively as a result of a number of factors, as described under “Special Note Regarding Forward-Looking Statements.”

This expected use of proceeds from the offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our drug candidates, the timing of regulatory submissions and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from the offering.

Pending our use of the net proceeds from the offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and other short-term investments and capitalization in euros and U.S. dollars as of March 31, 2026 on:

•	an actual basis;

•	an as adjusted basis to give effect to the Royalty Certificate Repurchase; and

•

a pro forma as adjusted basis to give further effect to the issuances of our ADSs in this offering (assuming no exercise of the option of the underwriters in this offering to purchase additional ADSs), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The information in the table below is illustrative only, and our capitalization following the completion of this offering, if it is completed, will depend on the final terms of the offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2026
(In thousands)	Actual		As Adjusted		Pro Forma As Adjusted
	€	$(1)	€	$(1)	€	$(1)
Cash, cash equivalents and other short-term investments(1)	477,423	548,941	438,286	503,941	1,105,109	1,263,720
Debt:
Financial liabilities – current portion	1,101	1,266	1,101	1,266	1,101	1,266
Financial liabilities – non-current portion	33,110	38,070	347	399	347	399
Total debt	34,211	39,336	1,448	1,665	1,448	1,665
Equity attributable to shareholders:
Ordinary shares(2)(3)	793	912	797	916	861	989
Premiums related to share capital	1,191,083	1,369,507	1,230,216	1,414,502	1,896,975	2,174,208
Translation reserves	2,029	2,333	2,029	2,333	2,029	2,333
Retained earnings	(715,843)	(823,076)	(715,843)	(823,076)	(715,843)	(823,076)
Net loss	(48,468)	(55,729)	(87,903)	(101,071)	(87,903)	(101,071)

Total shareholders’ equity	429,594	493,947	429,296	493,605	1,096,119	1,253,383

Total capitalization	463,805	533,283	430,744	495,269	1,097,567	1,255,048

(1)

Translated solely for convenience at an exchange rate of €1.00 = $1.1498, the exchange rate as reported by the European Central Bank on March 31, 2026, except for the net proceeds of the offering, which has been based on an exchange rate of €1.00 = $1.1394 on June 30, 2026. As adjusted and pro forma as adjusted cash, cash equivalents and other short-term investments reflect $45.0 million in cash payments related to the Royalty Certificate Repurchase.

(2)	On an actual basis, as of March 31, 2026, our outstanding share capital consisted of a total of 79,291,188 ordinary shares, with nominal value of €0.01 per share, all issued and outstanding.
(3)	The outstanding share information set forth above is as of March 31, 2026, and excludes, as of that date:

•

277,204 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of March 31, 2026 at a weighted-average exercise price of €16.26 per ordinary share (or $18.70 based on the exchange rate in effect as of March 31, 2026);

•

205,139 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of March 31, 2026 at a weighted-average exercise price of €10.20 per ordinary share (or $11.73 based on the exchange rate in effect as of March 31, 2026); and

•	8,083,287 ordinary shares issuable upon vesting of free shares (AGAs) outstanding as of March 31, 2026.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS paid by you and our as adjusted net tangible book value (deficit) per ADS after completion of this offering.

Our net tangible book value as of March 31, 2026 was €404.6 million ($465.2 million), or €5.10 ($5.87) per ADS, based on an exchange rate of €1.00 = $1.1498, the exchange rate as reported by the European Central Bank on March 31, 2026. Net tangible book value per ADS is determined by dividing (1) our total assets less our intangible assets (including goodwill) and our total liabilities by (2) the number of ordinary shares outstanding as of March 31, 2026, or 79,291,188 ordinary shares. For the purposes of this “Dilution” section, we assume all outstanding ordinary shares are held in the form of ADSs for the purpose of per ADS calculations.

Our as adjusted net tangible book value as of March 31, 2026 was €404.3 million ($464.8 million), or €5.07 ($5.83) per ADS, based on an exchange rate of €1.00 = $1.1498, the exchange rate as reported by the European Central Bank on March 31, 2026. Our as adjusted net tangible book value per ADS is our net tangible book value as of March 31, 2026, after giving effect to the issuance of 403,347 ADSs in the Royalty Certificate Repurchase.

After giving effect to our sale of 6,400,000 ADSs in this offering, assuming all ADSs in the offering are sold at the public offering price of $125.00 per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been €1,071.1 ($1,224.6) million, or €12.44 ($14.22) per ADS. This represents an immediate increase in as adjusted net tangible book value of €7.37 ($8.39) per ADS to existing shareholders and an immediate dilution in as adjusted net tangible book value of €97.27 ($110.78) per ADS to new investors.

The following table illustrates this dilution on a per ADS basis:

	Per ADS
Public offering price		€109.71		$125.00
Historical net tangible book value per ADS as of March 31, 2026	€5.10		$5.87
Decrease in net tangible book value per ADS attributable to the Royalty Certificate Repurchase	(0.03)		(0.03)

As adjusted net tangible book value per ADS as of March 31, 2026	5.07		5.83
Increase in as adjusted net tangible book value per ADS attributable to new investors participating in this offering	7.37		8.39

Pro forma as adjusted net tangible book value per ADS as of March 31, 2026 after giving effect to this offering		12.44		14.22

Dilution per ADS to investors participating in this offering		€97.27		$110.78

If we issue 960,000 additional ADSs pursuant to the exercise in full of the underwriters’ option, the pro forma as adjusted net tangible book value after this offering would be €13.46 ($15.38) per ADS, the increase in the as adjusted net tangible book value to existing shareholders would be €8.38 ($9.55) per ADS, and the dilution to investors participating in this offering would be €96.25 ($109.62) per ADS.

In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our securityholders. To the extent that we issue additional ordinary shares under our equity incentive plans, pursuant to draws under our existing equity line facility, through the establishment of an at-the-market program, or upon the exercise of share warrants, there will be further dilution to investors in this offering.

Except as otherwise noted in this prospectus supplement, the number of ordinary shares (including in the form of ADSs) that will be outstanding after this offering is based on 79,291,188 ordinary shares outstanding as of March 31, 2026, and excludes:

•

277,204 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of March 31, 2026 at a weighted-average exercise price of €16.26 per ordinary share (or $18.70 based on the exchange rate in effect as of March 31, 2026);

•

205,139 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of March 31, 2026 at a weighted-average exercise price of €10.20 per ordinary share (or $11.73 based on the exchange rate in effect as of March 31, 2026); and

•	8,083,287 ordinary shares issuable upon vesting of free shares (AGAs) outstanding as of March 31, 2026.

Except as otherwise noted, the information in this prospectus supplement assumes:

•	no exercise of the BSA and BCE or vesting of the AGAs listed above; and

•	no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase additional ADSs in this offering.

TAXATION

Material U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of acquiring, owning and disposing of the ADSs acquired pursuant to this offering. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to U.S. Holders that hold ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In addition, it does not describe all of the tax considerations that may be relevant in light of a U.S. Holder’s particular circumstances, including U.S. federal estate and gift taxes, the Medicare contribution tax on net investment income, alternative minimum tax considerations, the special tax accounting rules under Section 451(b) of the Code, any state, local, or non-U.S. tax considerations, and tax considerations applicable to U.S. Holders subject to special rules, including, without limitation:

•	certain financial institutions;

•	traders in securities who use a mark-to-market method of tax accounting;

•	dealers in securities or currencies;

•	persons holding ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ADSs;

•	regulated investment companies;

•	insurance companies;

•	real estate investment trusts, grantor trusts or other trusts;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	expatriates of the United States;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

•	entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	persons that received ADSs as compensation for the performance of services;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

•	persons holding ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the ADSs, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as partnerships holding the ADSs and partners in such partnerships are encouraged to consult their own tax advisers as to the particular U.S. federal income tax consequences of acquiring, owning, and disposing of the ADSs.

This description is based on the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. No rulings have been sought from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed herein and there can be no assurance that the IRS will not take a contrary position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position will not be sustained. U.S. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning, and disposing of the ADSs in their particular circumstances.

As used for purposes of this section “—Material U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the ADSs that is an initial purchaser of the ADSs sold in this offering of our ADSs in the United States and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate whose income is eligible for inclusion in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as such term is defined under the Code) have authority to control all substantial decisions of the trust, or (B) the trust has a valid election in place under applicable U.S. Treasury Regulations to treat the trust as a United States person.

The discussion below assumes that the representations contained in the depositary agreement are true and that the obligations in the depositary agreement and any related agreement will be complied with in accordance with its terms. For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying ordinary shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ADSs for ordinary shares will generally not be subject to U.S. federal income tax.

U.S. Holders are encouraged to consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules described below, distributions paid on the ADSs, other than certain pro rata distributions of the ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We do not maintain calculations of our earnings and profits under U.S. federal income tax principles, and so we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid by a “qualified foreign corporation” are eligible for taxation at a preferential capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC (or treated as a PFIC with respect to the U.S. Holder) for the taxable year in which the dividend is paid or the preceding taxable year (see discussion below under “Passive Foreign Investment Company Rules”), we will not be treated as a qualified foreign corporation, and therefore the preferential capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the preferential tax rate on dividends with regard to its particular circumstances.

A non-U.S. corporation (other than a corporation classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation: (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States, which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision, and which includes an exchange of information provision; or (ii) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of France for the purposes of, and are eligible for the benefits of, the income tax treaty between France and the United States, which the IRS has determined is satisfactory for purposes of the qualified dividend rules, and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our ADSs will generally be considered to be readily tradable on an established securities market in the United States, including the Nasdaq Global Market. Therefore, subject to the discussion below under “Passive Foreign Investment

Company Rules,” if the income tax treaty between France and the United States is applicable, or if the ADSs are readily tradable on an established securities market in the United States, dividends paid on the ADSs will generally be “qualified dividend income” subject to lower applicable long-term capital gain rate in the hands of certain non-corporate U.S. Holders including individuals, provided that certain conditions are met, including conditions relating to the holding period and the absence of certain risk reduction transactions.

A U.S. Holder must include the gross amount of a dividend without reduction for amounts withheld by us in respect of French income taxes (see “—Material French Income Tax Considerations”), even though the U.S. Holder did not in fact receive the amount associated with the withheld French tax. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends generally will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt (or deemed receipt) of the dividend. The amount of any distribution of property other than cash (excluding certain pro rata distributions of ADSs or rights to acquire ADSs) will be the fair market value of such property on the date of the distribution. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, French income taxes withheld from dividends on the ADSs at a rate not exceeding the rate provided by the income tax treaty between France and the United States generally will be creditable against the U.S. Holder’s U.S. federal income tax liability. Dividend distributions with respect to the ADSs generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any French income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the ADSs

Subject to the PFIC rules described below, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of the ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. Holder’s tax basis for those ADSs. Subject to the PFIC rules described below, this gain or loss generally will be a capital gain or loss. The tax basis in an ADS generally will be equal to the cost of such ADS. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. Holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. Holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses is subject to limitations for U.S. federal income tax purposes. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. Holder realizes will be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets (generally determined on the basis of a weighted quarterly average) consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes dividends, interest, gains from the sale or exchange of investment property and rents or royalties other than rents or royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Passive assets include, among others, cash and assets readily convertible into cash, while our goodwill and other unbooked intangibles associated with active business activities may generally be treated as non-passive assets. In addition, for purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the equity interests of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years during which the U.S. Holder holds the ADSs, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

Based on our analysis of our financial statements, activities and relevant market and shareholder data, we do not believe that we were a PFIC for the taxable year ended December 31, 2025. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition, nature and value of our assets from time to time (including the value of our goodwill, which may be determined by reference to the value of our ADSs, which could fluctuate considerably). We currently do not generate product revenues and therefore we may be a PFIC for any taxable year in which we do not generate sufficient amounts of other non-passive income. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion or that the IRS will not successfully challenge our position.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, the U.S. Holder may be subject to adverse tax consequences, regardless of whether we remain a PFIC. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of the ADSs by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such ADSs. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be subject to an interest charge on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ADSs exceeds 125% of the average of the annual distributions on such ADSs received by the U.S. Holder during the (i) preceding three years or (ii) the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

Alternatively, if we are a PFIC and if the ADSs are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment described in the preceding paragraph. The ADSs would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange, including the Nasdaq Global Market, on at least 15 days during each calendar quarter. The ADSs are listed on the Nasdaq Global Market, and we expect, although no assurance can be given, that they will be regularly traded on the Nasdaq Global Market. U.S. Holders should consult with their own tax advisors regarding potential availability of the mark-to-market election.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC.

A timely election to treat a PFIC as a qualified electing fund under Section 1295 of the Code (“QEF Election”) would result in alternative treatment. If a U.S. Holder makes a QEF Election for the first tax year of such U.S. Holder’s holding period in which we are classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described above. Instead, a U.S. Holder that makes a timely and effective QEF Election will currently include in gross income such U.S. Holder’s (i) pro rata share of our ordinary earnings as ordinary income and (ii) pro rata share of our net capital gain as long-term capital gain, regardless of whether we have made any distributions of such earnings or gain. The U.S. Holder’s basis in its ADSs would be increased to reflect the amount of such income inclusions. Generally, for this purpose, “ordinary earnings” are the excess of our (a) “earnings and profits” over (b) net capital gain, and “net capital gain” is the excess of our (a) net long-term capital gain over (b) net short-term capital loss.

A U.S. Holder that has made such a timely and effective QEF Election generally may receive a distribution tax-free as a return of capital to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and such distribution will reduce such U.S. holder’s adjusted tax basis in our ADSs to reflect the amount allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election would generally recognize capital gain or loss on the sale, exchange or other taxable disposition of its ADSs.

However, a U.S. Holder will only be able to make a QEF Election if we provide such U.S. Holder with certain tax information annually, and we may determine not to provide such information. Furthermore, if the IRS determines that we were a PFIC for a year with respect to which we had determined that we were not (or believed we were not) a PFIC, it might be too late for a U.S. Holder to make a timely QEF Election, unless the U.S. Holder qualifies under applicable U.S. Treasury Regulations to make a retroactive (late) election. U.S. Holders should consult their own tax advisors regarding the making of any such QEF Election.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns ADSs during any year in which we are a PFIC, the holder generally must file an IRS Form 8621, or such other form as is required by the U.S. Treasury Department, generally with the holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers regarding whether we are or may become a PFIC and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. person, generally on an IRS Form 8938, subject to exceptions (including an exception for stock held through a U.S. financial institution). In addition, certain U.S. Holders may be required to file a FinCEN Form 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Treasury Department each year to report their interest in the ADSs. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs.

Material French Income Tax Considerations

The following describes the material French income tax consequences to U.S. Holders (as defined below for the purposes of this section) of purchasing, owning and disposing of the ADSs and, unless otherwise noted, this discussion is the opinion of Orrick, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors.

All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date hereof (the “Treaty”).

For the purposes of this discussion of French income tax consequences, the term “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the ADSs that is an initial purchaser of the ADSs sold in this offering of our ADSs in the United States and is: (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia, (iii) an estate whose income is eligible for inclusion in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust, if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to treat the trust as a United States person.

If a partnership (or any other entity treated as partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partnership or a partner in a partnership that holds ADSs, such holder is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of securities.

This discussion applies only to investors that hold our ADSs as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France.

Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share warrants or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Assets held through a Trust

France introduced a comprehensive set of tax rules applicable to French assets that are held by or in foreign trusts. These rules, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purpose of applying the French real estate wealth tax for the application of French gift and inheritance duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to ADSs held in trusts. If ADSs are held in trust, the settlor, trustee and beneficiary are urged to consult their own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of ADSs through a trust.

Estate and Gift Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol dated from December 8, 2004), unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Financial Transactions Tax

Under Article 235 ter ZD of the French Tax Code (“FTC”) (Code général des impôts), a financial transaction tax (“FTT”) (taxe sur les transactions financières) applies, subject to certain conditions and exemptions, to certain acquisitions of equity securities or equivalent instruments of French companies, including ordinary shares (which may be in the form of ADSs), whose market capitalization exceeds €1 billion as of December 1st of the year preceding the year during which the taxable acquisition takes place, and whose shares are admitted to trading on a regulated market within the European Union, the European Economic Area or a foreign regulated market formally recognized as such by the Autorité des Marchés Financiers (“AMF”) (in each case within the meaning of the French Monetary and Financial Code, or the “FMFC”). The tax is currently levied at a rate of 0.4% of the acquisition price of the shares.

A list of French relevant companies whose market capitalization exceeds €1 billion as of December 1st of the year preceding the taxation year is published annually by the French tax authorities. The last version of such list was dated December 17, 2025 (BOI-ANNX-000467). It included Abivax SA as its market capitalization exceeded €1.0 billion.

In addition, according to the French tax authorities’ guidelines, depositary receipts (including ADSs) representing shares issued by a French company are within the scope of the FTT where the underlying shares are admitted to trading on a regulated or recognized market, irrespective of the place where such depositary receipts are issued or traded. Although the Nasdaq Global Market, on which the ADSs are listed, is not currently recognized by the AMF, the ordinary shares represented by the ADSs are themselves admitted to trading on Euronext Paris, which is a recognized regulated market.

Accordingly, acquisitions for consideration of ADSs representing ordinary shares of Abivax should in principle fall within the scope of the FTT, subject to the application of any available exemptions, including notably the primary market transaction exemption.

It is being further noted that concerning ADSs creation, the French tax authorities’ guidelines provide that the acquisition of a share falling within the scope of the French FTT and the subsequent creation and acquisition of an ADSs representing this share, constitute a single transaction, which is subject to French FTT. The French FTT is payable, subject to any applicable exceptions, only when the ADS is acquired.

If the ADS is created not through the acquisition of an existing share but through the issue of a new share, the acquisition of the ADS could benefit from the primary market exemption.

Registration Duties

Acquisition of equity or similar securities subject to the abovementioned FTT are exempt from registration taxes provided for by Article 726 of the FTC.

In the case where the FTT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement.

As our ordinary shares are listed on Euronext Paris, which is a regulated market within the meaning of the FMFC, their transfer should be subject to uncapped registration duties at the rate of 0.1% only if such transfer is evidenced by a written agreement.

Although French tax law and the official guidelines published by the French tax authorities are silent regarding the treatment of ADS representing listed shares of a French issuer for registration duties purposes (BOI-ENR-DMTOM-40-10-10-24/04/2024), ADSs should remain outside of the scope of the aforementioned 0.1% registration duties if the transfer is not evidenced by a written agreement. Furthermore, if the transactions in ADSs do not imply a transfer of ownership of the underlying shares they should be outside the scope of the registration duties. In case the transactions in the ADSs imply such a transfer, the 0.1% duty should not apply if the transfer is not evidenced by a written agreement.

Real Estate Wealth Tax

Since January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) has been repealed and replaced by the French real estate wealth tax (impôt sur la fortune immobilière). The scope of the French real estate wealth tax is narrowed to real estate assets (and certain assets deemed to be real estate assets) or rights, held directly or indirectly through one or more legal entities and whose net taxable assets amount at least to €1,300,000.

Broadly, subject to provisions of double tax treaties and to certain exceptions, individuals who are not residents of France for tax purposes within the meaning of Article 4 B of the FTC, are subject to real estate wealth tax in France in respect of the portion of the value of their shares of our Company representing real estate assets (Article 965, 2° of the FTC). Some exceptions are provided by the FTC. For instance, any participations representing less than 10% of the share capital of an operating company and shares representing real estate for the professional use of the company considered shall not fall within the scope of the French real estate wealth tax. Under the Treaty (the provisions of which should be applicable to the real estate wealth tax in France), the French real estate wealth tax will however generally not apply to securities held by an eligible U.S. Holder who is a U.S. resident, as defined above and pursuant to the provisions of the Treaty, provided that such (i) U.S. Holder (a) does not own directly or indirectly more than 25% of the issuer’s financial rights and (b) that the ADSs do not form part of the business property of a permanent establishment or fixed base in France and (ii) that the issuer’s assets do not consist in at least 50 percent of real property located in France, or that the issuer’s shares do not derive at least 50 percent of their value, directly or indirectly, from real property located in France.

U.S. Holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax.

Taxation of Dividends

Dividends paid by a French corporation, when their beneficial owners are not French tax residents are generally subject to French withholding tax at a rate of currently (i) 25% for dividends the beneficial owners of which are legal persons which are not French tax residents, and (ii) 12.8% for dividends the beneficial owners of which are individuals who are not French tax residents. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC, other than those states or territories mentioned in 2° of 2 bis of the same Article, will generally be subject to French withholding tax at a rate of 75% (unless the safeguard clause provided for by Article 187, 2 of the FTC were to apply).

However, eligible U.S. Holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, may not be subject to this 12.8%, 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and the beneficial owner of these dividends, whose ownership of the ordinary shares (which may be in the form of ADSs) is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may under certain conditions claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisers regarding their eligibility for Treaty benefits in light of their own particular circumstances.

Dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•

such U.S. Holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

•

the depositary or other financial institution managing the securities account in the United States of such U.S. Holder provides the French paying agent, with a document listing certain information about the U.S. Holder and its ordinary shares or ADSs and a certificate (BOI-LETTRE-000138-28/07/2014) whereby the financial institution managing the U.S. Holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. Holder, if such U.S. Holder is a legal person, will be subject to French withholding tax at the rate of 25%, or 75% if paid to an account situated in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, but other than those states or territories mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC, unless the safeguard clause provided for by Article 187, 2 of the FTC were to apply), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the year following the year during which the dividend is paid (due to recent case law regarding the statute of limitation for filing a withholding tax claim: U.S. Holders are advised to consult their own tax advisor in this respect).

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Since the withholding tax rate applicable under French domestic law to U.S. Holders who are individuals does not exceed the cap provided in the Treaty (i.e., 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Besides, please note that pursuant to Article 235 quater of the FTC and under certain conditions, a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. Holder is in a profit-making position, as well as in the cases set out in Article 235 quater of the FTC. Finance Bill for 2022 extended the deadline to claim the refund (December 31 of the second year following the year of payment instead of three months after the end of the fiscal year following the payment of the income) and clarified the order in which the deferred taxes become due (the forfeiture of the deferral applies in priority to the oldest withholding taxes). Also, pursuant to Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, and provided that Abivax SA is not a real estate company within the meaning of Article 244 bis A of the FTC, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ADSs, provided such U.S. Holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives. In the case of redemptions, all or part of the proceeds may, under certain circumstances, be partially or fully qualified as dividends for French domestic tax purposes and therefore be subject to French dividend withholding tax subject to the application of the Treaty.

As an exception, a U.S. Holder resident, domiciled, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds, unless the safeguard clause provided by the second paragraph of Article 244 bis B of the FTC were to apply. This list of non-cooperative States or territories was last updated on April 15, 2026, and currently includes Anguilla, Antigua and Barbuda, Guam, US Virgin Islands, Palau, Panama, Russia, American Samoa, Vietnam, Turk and Caicos Islands and Vanuatu. States and territories referred to in Article 238-0 A 2 bis 2° of the FTC, and thus outside of the scope of the provisions of Article 244 bis B of the FTC mentioned in this paragraph, are currently Guam, US Virgin Islands, Palau, Panama, Russia, American Samoa and Vietnam.

In general, under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain from the sale, exchange, repurchase or redemption by us (other than redemption proceeds which may, under certain circumstances, be partially or fully characterized as dividends under French domestic tax law or administrative guidelines and subject to the application of the Treaty) of ADSs unless such ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France. U.S. Holders who own ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances.

A holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC, unless the above mentioned safeguard clause were to apply) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives, will be subject to a levy in France at the rate of the standard corporate income tax (currently 25%), if such holder is a legal person, or 12.8%, if such holder is an individual subject to the application of any relevant tax treaty.

For a non-French resident entity that holds more than 25% of our dividend rights and may be subject to French tax on capital gains, Article 244 bis B of the FTC provides under certain conditions for a refund mechanism, allowing an eligible non-French resident corporate investor to claim a refund of the non-resident French capital gains tax to the extent such tax exceeds the amount of the French corporate income tax it would have borne if it had been a French resident. This refund mechanism is available to entities established in (i) an EU Member State or a Member State of the European Economic Area (EEA), other than a non-cooperative State or territory within the meaning of Article 238-0 A of the FTC that has concluded a tax treaty with France that includes an administrative assistance provision to combat tax fraud and tax evasion (an “EU/EEA State”) or (ii) a State, other than a non-cooperative State or territory that has concluded a tax treaty with France that includes an administrative assistance clause regarding the exchange of information aimed at combating tax fraud and tax evasion (a “Treaty State”), provided that the transferor is not effectively involved in the management or control of the entity whose shares are disposed of or redeemed. In addition, Article 244 bis B of the FTC also provides that specific collective investment funds established in EU/EEA States or Treaty States are excluded from the scope of the non-resident capital gain tax mentioned above under certain conditions.

In addition, Article 16 of the Finance Act for 2025 amended the provisions of Article 244 bis B of the FTC as to align with EU law, by allowing non-resident individuals to obtain, upon request to the French tax authorities, the reimbursement of the portion of the tax levy that exceeds the personal income tax they would have been liable for if they had been domiciled in France and had opted for the taxation of their securities income pursuant to the progressive income tax rates (benefiting, where applicable under certain conditions and limitations, from holding period allowances).

Special rules apply to U.S. Holders who are residents of more than one country.

The discussion above is a summary of the material French tax consequences of an investment in our ADSs and is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in ADSs in light of the investor’s own circumstances.

UNDERWRITING

Leerink Partners LLC, Morgan Stanley & Co. LLC, Piper Sandler & Co. and Guggenheim Securities, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ADSs (including underlying ordinary shares) set forth opposite its name below.

Underwriter	Number of ADSs
Leerink Partners LLC	2,080,000
Morgan Stanley & Co. LLC	1,760,000
Piper Sandler & Co.	1,056,000
Guggenheim Securities, LLC	768,000
LifeSci Capital LLC	448,000
Van Lanschot Kempen (USA) Inc.	288,000

Total:	6,400,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ADSs sold under the underwriting agreement if any of the ADSs are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters may provide their services in this offering through or in conjunction with one or more of their respective affiliates.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, including ordinary shares represented by the ADSs, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the ADSs to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $3.5625 per ADS. After the initial offering of the ADSs, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the per ADS public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us. The total amount is shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 960,000 ADSs.

		Total
	Per ADS	No Exercise	Full Exercise
Public offering price	$125.0000	$800,000,000	$920,000,000
Underwriting discounts and commissions to be paid by us	$5.9375	$38,000,000	$43,700,000
Proceeds, before expenses, to us	$119.0625	$762,000,000	$876,300,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $2.2 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering.

Option to Purchase Additional ADSs

We have granted an option to the underwriters, exercisable on or before the initial settlement date, to purchase up to an aggregate of 960,000 additional ADSs at the public offering price set forth on the cover page of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional ADSs proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and all directors and executive officers and certain of our shareholders have agreed that, without the prior written consent of Leerink Partners LLC, Morgan Stanley & Co. LLC, Piper Sandler & Co. and Guggenheim Securities, LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, ordinary shares, or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (such other securities, including any received upon grant or vesting pursuant to a free share plan, “derivative securities”); or

(ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs, ordinary shares or derivative securities, whether any such transaction described above is to be settled by delivery of ADSs, ordinary shares or derivative securities, in cash or otherwise; or

(iii) file any registration statement with the SEC relating to the offering of any ADSs, ordinary shares or derivative securities.

In addition, we and each such person agrees that, without the prior written consent of Leerink Partners LLC, Morgan Stanley & Co. LLC, Piper Sandler & Co. and Guggenheim Securities, LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ADSs, ordinary shares or derivative securities.

With respect to us, the restrictions described above do not apply to:

(a) the sale of the ADSs offered by this prospectus supplement to the underwriters;

(b) the issuance of ADSs or ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and described herein;

(c) the issuance of ADSs, ordinary shares, share options, free shares or warrants (including share warrants (BSA) and founder’s warrants (BSPCE)) pursuant to existing shareholder authorizations described in this prospectus supplement;

(d) the facilitating of the establishment of a trading plan on behalf of any of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) for the transfer of ADSs or ordinary shares or of the amendment of an existing 10b5-1 trading plan, provided that (i) such 10b5-1 trading plan does not provide for the transfer of ADSs or ordinary shares during the restricted period and (ii) no public announcement or filing under the Exchange Act or otherwise is required of or voluntarily made by or on behalf of the applicable individual or us regarding the establishment or amendment of such 10b5-1 trading plan;

(f) the issuance and sale of ADSs pursuant to our existing equity distribution agreement with Piper Sandler & Co., provided that any such sales may only occur at least 30 days after the date of this prospectus supplement;

(g) the entry into any agreement providing for the issuance by us of ADSs, ordinary shares or derivative securities in connection with (i) the acquisition by us of the securities, business, technology, property or other assets of another person or entity, or pursuant to an employee benefit plan assumed by us in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and in each case, the issuance of any such securities pursuant to any such agreement; provided, however, that the aggregate number of ADSs, ordinary shares or derivative securities that we may sell or issue or agree to sell or issue shall not exceed 5% of the total number of ordinary shares (including in the form of ADSs) issued and outstanding immediately following the completion of this offering; and provided, further, that we must cause each recipient of such securities to execute and deliver to the representatives, on or prior to the issuance of such securities, a lock-up agreement substantially in the form attached to the underwriting agreement with respect to the remainder of the restricted period and enter stop transfer instructions with our transfer agent and registrar for such securities; or

(h) the filing, after the completion of this offering, of a registration statement on Form F-6 relating to the ADSs, provided, however, that we will furnish to the representatives a copy of the proposed registration statement prior to any such filing.

In addition, with respect to our directors and executive officers and certain of our shareholders, the restrictions described above are subject to specified exceptions, including, without limitation and subject in certain cases to various conditions:

(a) transactions relating to ADSs, ordinary shares or derivative securities acquired in this offering or in open market transactions after the completion of this offering;

(b) transfers of ADSs, ordinary shares or derivative securities (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of such person or their immediate family; (iii) as a distribution or other transfer by a partnership to its partners or former partners, by a limited liability company to its members or retired members, or by a corporation to its shareholders or former shareholders or to any wholly-owned subsidiary of such corporation; (iv) to such person’s affiliates or to any investment fund or other entity controlled or managed by such person; (v) pursuant to a qualified domestic relations order or in connection with a divorce settlement; or (vi) by will or intestate succession or intestate distribution upon the death of such person;

(c) surrender of ordinary shares to the depositary or the depositary’s custodian for the purpose of receiving an equivalent number of ADSs in lieu of such ordinary shares;

(d) transfers of ADSs, ordinary shares or derivative securities to the company in satisfaction of any tax withholding obligation;

(e) transfers or sales of up to 1,000,000 ADSs or ordinary shares (in the aggregate for all of our directors, officers and affiliates) used for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligations pursuant to equity awards granted under a share incentive plan or other equity award plan that is described in this prospectus supplement;

(f) transfers of ADSs, ordinary shares or derivative securities to us pursuant to any contractual arrangement that provides for the repurchase of the ADSs, ordinary shares or derivative securities held by such person in connection with the termination of such person’s services to us or such person’s failure to meet certain conditions set out upon receipt of such ADSs, ordinary shares or derivative securities;

(g) the exercise or exchange by such person of any option or warrant to acquire any ADSs or ordinary shares or options to purchase ADSs or ordinary shares, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any share option, share bonus or other share plan or arrangement;

(h) the transfer of ADSs, ordinary shares or derivative securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board, made to all holders of our securities and involves a change of control of us; or

(i) the establishment of a 10b5-1 trading plan for the transfer of ADSs or ordinary shares or the amendment of an existing 10b5-1 trading plan, provided that such 10b5-1 trading plan does not provide for the transfer of ADSs or ordinary shares during the restricted period.

Leerink Partners LLC, Morgan Stanley & Co. LLC, Piper Sandler & Co. and Guggenheim Securities, LLC, in their sole discretion, may release the ADSs, ordinary shares and derivative securities subject to the lock-up agreements described above in whole or in part at any time.

Listings

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX.” Our ordinary shares are listed on Euronext Paris under the symbol “ABVX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ADSs is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ADSs. However, the representatives may engage in transactions that stabilize the price of our ADSs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the closing of this offering. Such stabilization transactions will need to comply with European Union laws and notably Regulation n°596/2014 on market abuse, as amended.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Settlement

We expect to deliver the ADSs on or about the date of delivery specified on the cover page of this prospectus supplement, which will be the second business day following the trade date for the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. For example, Piper Sandler & Co. is the sales agent under our Equity Distribution Agreement, dated November 19, 2024, in connection with our at-the-market program.

Selling Restrictions

General

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the

Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Each person in a Relevant State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and to us that:

(a) it is a qualified investor within the meaning of the Prospectus Regulation; and

(b) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire securities in the offering.

MiFID II Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of ordinary shares has led to the conclusion that: (i) the target market for the ordinary shares is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU, as amended (“MiFID II”); and (ii) all channels for distribution of the ordinary shares to eligible counterparties, professional clients and retail clients are appropriate. Any person subsequently offering, selling or recommending the ordinary shares, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the ordinary shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. For the avoidance of doubt, even if the target market includes retail clients, it has been decided that the ordinary shares will only be offered to persons who meet the criteria of eligible counterparties and professional clients.

UK MiFIR Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is retail clients, as defined in point (8) of article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and eligible counterparties, as defined in the Financial Conduct Authority (“FCA”) Handbook Conduct of Business Sourcebook (“COBS”) and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels. For the avoidance of doubt, even if the target market includes retail clients, it has been decided that the securities will only be offered to persons who meet the criteria of eligible counterparties and professional clients.

United Kingdom

This prospectus and any other material in relation to the securities described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The securities are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the securities will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No securities have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares (including in the form of ADSs) which has been approved by the Financial Conduct Authority in the UK in accordance with the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and the FSMA, except that offers of the securities may be made to the public in the UK at any time:

(a) to any legal entity which is a “qualified investor” as defined in paragraph 15 of Schedule 1 to the POATRs;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Part 1 to Schedule 1 of the POATRs.

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to the PROATRs or supplement a prospectus.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities.

Each person in the UK who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

France

The securities have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus or any marketing materials relating to securities may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in France (except for public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code).

The securities may only be offered or sold in France pursuant to Article L. 411-2 1° of the French Monetary and Financial Code to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of Regulation (EU) n° 2017/1129 dated 14 June 2017, as amended ) acting for their own account, and in accordance with Articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4 of the French Monetary and Financial Code.

Prospective investors are informed that:

•

neither this prospectus nor any other offering materials relating to the securities described in this prospectus has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

•

neither this prospectus, nor any offering material relating to the securities has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the securities to the public in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (other than public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code);

•

individuals or entities referred to in Article L. 411-2 1° of the French Monetary and Financial Code may participate in the offering, as provided under Articles D.411-4 of the French Monetary and Financial Code; and

•

the direct and indirect distribution or sale to the public of the securities acquired by them may only be made in compliance with Articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Monetary and Financial Code.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that

Ordinance. No advertisement, invitation or document relating to our securities has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor ) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in our securities. Our securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or the FinSA, and no application has or will be made to admit our securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to our securities may be publicly distributed or otherwise made publicly available in Switzerland.

MATERIAL CHANGES

Except as described in this prospectus supplement or otherwise described in our Annual Report and in our reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2025.

ENFORCEMENT OF CIVIL LIABILITIES

We are a société anonyme, organized under the laws of France. The majority of our directors and officers are residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States.

Accordingly, U.S. investors may find it difficult and may be unable:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•

to enforce against us or our officers or directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), as amended by French Law No. 80-538 of July 16, 1980, and French Ordinance No. 2000-916 of September 19, 2000, and as further specified by Decree No. 2022-707 of February 18, 2022 and Order of March 7, 2022, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. As a result of the above regulations, the U.S. authorities would have to comply with applicable international treaties or agreements and laws and regulations in force (such as the 1970 Hague Convention on the Taking of Evidence Abroad).

Similarly, French data protection rules (Law No. 78-17 of January 6, 1978 on data processing, data files and individual liberties, as modified) and the General Data Protection Regulation (i.e., Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016) can limit under certain circumstances the possibility of obtaining information in France or from French persons in connection with a U.S. action.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and be enforceable in France provided that a French judge considers that this judgment meets the requirements under the French rules of international private law concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the substantive matters thereby adjudicated, only if: (1) the United States federal or state court has jurisdiction and the dispute is clearly connected to the territory of the court which rendered the judgment (2) the judgment is not tainted by fraud, (3) the judgment complies with French substantive and procedural rules of international public policy (ordre public international), including principles of due process (principe du contradictoire) and notably the right to a fair trial, and (4) the judgment is not irreconcilable with an earlier judgment rendered or recognized by a French court in the same or related matter. The French court may require all relevant supporting documents to be translated into the French language by a “sworn translator” (traducteur assermenté) as a condition to their admissibility into evidence or for purposes of enforcement. The decision granting exequatur is subject to appeal, with the appeal court decision also being rendered on the basis of the above-mentioned criteria.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. Therefore, there is some uncertainty as to whether a foreign judgment awarding punitive and exemplary damages well above actual damages would be granted enforcement in France.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, if an original action is brought in France, French courts may refuse to apply foreign law designated by the applicable French rules of conflict (including the law chosen by the parties to govern their contract) if the application of such law is deemed to contravene French international public policy or in case of overriding mandatory rules (as determined on a case by case basis by French courts) or, where all other elements relevant to the situation at the time of the choice are located in a country other than the country whose law has been chosen, the choice of the parties shall not prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement. Furthermore, in an action brought in France on the basis of U.S. federal or state securities laws, French courts may not have the requisite power to grant all the remedies sought.

As a result, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

Cooley LLP, New York, New York, is representing us in regards to certain matters governed by U.S. law in connection with this offering. The validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law is being passed on for us by Orrick, Herrington & Sutcliffe (Europe) LLP, Paris, France. Latham & Watkins LLP, New York, New York, is representing the underwriters in connection with the offering with respect to U.S. federal law, and Gide Loyrette Nouel A.A.R.P.I. is representing the underwriters in connection with the offering with respect to French law.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine, France.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information included in the registration statement.

The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Abivax, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our executive officers, board members and principal shareholders are exempt from “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.abivax.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026;

•

our Reports on Form 6-K filed with the SEC on February 23, 2026, April 20, 2026, May  7, 2026, May  20, 2026, May  22, 2026, June 2, 2026 and June 29, 2026, solely to the extent the information in such reports has been incorporated by reference into the registration statement of which this prospectus supplement forms a part; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December  31, 2025, filed with the SEC on March 23, 2026.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. The SEC file number for the documents incorporated by reference into this prospectus supplement is 001-41842.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Abivax SA

7-11 Boulevard Haussmann

75009 Paris

France

Tel: +33 1 53 83 09 63

You may also access these documents on our website, www.abivax.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

Debt Securities

We and/or any selling security holder may offer and sell from time to time the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Market. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us or any selling security holders to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. Other than any securities sold in connection with a rights offering, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX.” On June 29, 2026, the last reported sale price of the ADSs on the Nasdaq Global Market was $96.15 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “ABVX.” On June 29, 2026, the closing price of our ordinary shares on Euronext Paris was €83.30 per ordinary share. Each ADS represents the right to receive one ordinary share, and the ADSs may be evidenced by American Depositary Receipts (“ADRs”). The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold, and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 6 of this prospectus and in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of the members of our board of directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, warrants to purchase ordinary shares or ADSs, and debt securities, either individually or in combination, in one or more offerings. No limit exists on the aggregate number or amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Under this shelf registration process, we and/or our selling security holders may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Each time we and/or our selling security holders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer, has authorized any person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but you should refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “Abivax,” “the Company,” “our Company,” “we,” “us” and “our” refer to Abivax SA and its consolidated subsidiary, taken as a whole.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement or free writing prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biotechnology company focused on developing therapeutics that harness the body’s natural regulatory mechanisms to stabilize the immune response in patients with chronic inflammatory diseases. We focus on indications where existing treatments have left patients with significant unmet needs, and where we believe our investigational agents have the potential to be meaningfully differentiated from currently available therapies. Our initial focus is on inflammatory bowel diseases (“IBD”), chronic conditions involving inflammation of the gastrointestinal tract, of which the two most common forms are ulcerative colitis (“UC”) and Crohn’s disease (“CD”).

We believe our lead drug candidate, obefazimod, is differentiated from competing approaches for the treatment of IBD via its novel mechanism of action. Obefazimod was demonstrated to specifically enhance the expression of a single micro-RNA, miR-124, which plays a critical role in the regulation of the inflammatory response. In the context of inflammation, miR-124 is a natural regulator of the inflammatory response, controlling progression of inflammation and restoring homeostasis of the immune system, without causing broader immunosuppression. In contrast to currently available advanced therapies, prescribed post-conventional therapies, some of which target only a single cytokine or pathway, miR-124 modulates the expression of several key cytokines and pathways. Modulating multiple inflammatory pathways simultaneously may lead to more durability of efficacy results over the long-term, which is critical in lifelong conditions such as IBD, potentially differentiating obefazimod from currently available IBD treatments.

Our lead drug candidate, obefazimod, is currently being developed for the treatment of moderately to severely active UC and CD. We are also evaluating potential combination therapy opportunities in IBD to pursue. In parallel, we are in the process of strengthening our development portfolio by generating follow-on compounds based on our miR-124 platform and assessing external early drug candidates in IBD.

Corporate Information

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our principal executive offices are located at 7-11 boulevard Haussmann 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63. We have one wholly owned subsidiary, Abivax LLC, a Delaware limited liability company, formed on March 20, 2023.

Our ADSs began trading on the Nasdaq Global Market in October 2023.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.abivax.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2028 or until such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering of our ADSs.

We may choose to take advantage of some but not all of these exemptions. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Since IFRS make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We and/or Our Selling Security Holders May Offer

Under this prospectus, we and/or our selling security holders may offer ordinary shares, including ADSs representing our ordinary shares, warrants to purchase ordinary shares or ADSs, and debt securities, either individually or in any combination, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We and/or our selling security holders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we and/or our selling security holders offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us or our selling security holders.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F as updated by our subsequent filings including our Reports on Form 6-K that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus and the documents incorporated by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “should,” “will,” “would” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the prospects of attaining, maintaining and expanding marketing authorization for our lead drug candidate, obefazimod;

•	the potential attributes and clinical advantages of obefazimod and our future drug candidates;

•	the initiation, timing, progress and results of our preclinical and clinical trials (and those conducted by third parties) and other research and development programs;

•

the timing of the availability of data from our clinical trials, including our Phase 3 maintenance trial of obefazimod in moderately to severely active ulcerative colitis and Phase 2b trial of obefazimod in CD;

•	the timing of and our ability to advance drug candidates through clinical development;

•	the timing or likelihood of regulatory meetings and filings;

•	the timing of and our ability to obtain and maintain regulatory approvals for obefazimod and any of our future drug candidates;

•	our ability to identify and develop new drug candidates from our preclinical studies;

•	our ability to develop sales and marketing capabilities and transition into a commercial-stage company;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to enter into strategic relationships or partnerships;

•

our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of government laws and regulations;

•	our competitive position;

•

unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and

•

other risks and uncertainties indicated in this prospectus and the documents incorporated by reference herein, including those under the heading “Risk Factors,” and the other documents filed or to be filed with the SEC by us.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities we offer pursuant to this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale by selling security holders of the securities covered by this prospectus.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling security holders and the number of securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or our selling security holders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or our selling security holders may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We and/or our selling security holders may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	to or through underwriters;

•	block transactions and transactions on the Nasdaq Global Market or any other organized market where such securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we and/or our selling security holders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and/or our selling security holders may directly solicit offers to purchase the securities being offered by this prospectus. We and/or our selling security holders may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we and/or our selling security holders utilize a dealer in the sale of the securities being offered by this prospectus, we and/or our selling security holders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we and/or our selling security holders utilize an underwriter in the sale of the securities being offered by this prospectus, we and/or our selling security holders will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADSs sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our corporate purpose in France and abroad includes the research, development and marketing of therapeutic and prophylactic vaccines and small therapeutic molecules that primarily have applications in the anti-infective field, as set forth in Article 4 of our by-laws. We may participate, by any means, directly or indirectly in any operations that may be related to our purpose through the creation of new companies, contribution, subscription or purchase of company securities or rights, merger or otherwise, creation, acquisition, leasing, management lease of any businesses or establishments. Our principal executive offices are located at 7-11 boulevard Haussmann, 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63.

The following description of our by-laws and share capital does not purport to be complete and is qualified in its entirety by reference to our by-laws as of the date of this prospectus. Copies of our by-laws may be obtained from the Trade and Company Registry (Greffe du Registre du Commerce et des Sociétés) of Paris, France or our corporate headquarters and are filed as an exhibit to this registration statement of which this prospectus forms a part.

Share Capital

Share Capital History

As of March 31, 2026, our share capital amounted to €792,911.88 and is divided into 79,291,188 ordinary shares of €0.01 par value each after taking into account:

	Number of Shares	Par Value	Amount of Paid Up Capital
		(€)	(€)
Ordinary Shares	79,291,188	0.01	€792,911.88

Total	79,291,188	0.01	€792,911.88

All of the shares are fully subscribed and paid. As of the date of this prospectus, we have not issued securities that do not represent our share capital.

The table below shows the changes in our share capital over the last three years.

Date	Type of operation	Prior Share Capital (€)	Premium (€)	Number of shares created	Total number of shares after issuance	Nominal value (€)	Share capital after transaction (€)	Issue price per share (€)
20/01/2023	Exercise of BCE-2014-4	223,131.85	0	18,400	22,331,585	0.01	223,315.85	0.01
01/03/2023	Capital increase through issue of new shares	223,315.85	129,800,000	20,000,000	42,331,585	0.01	423,315.85	6.50
10/05/2023	Exercise of BSA-2014-3	423,315.85	0	16,400	42,347,985	0.01	423,479.85	0.01
06/06/2023	Exercise of BSA-2018-KREOS-A	423,479.85	488,786.40	67,887	42,415,872	0.01	424,158.72	7.21
06/06/2023	Exercise of BSA-2018-KREOS-b	424,158.72	338,830.24	31,696	42,447,568	0.01	424,475.68	10.70
19/06/2023	Exercise of BCE-2014-2	424,475.68	0	100,000	42,547,568	0.01	425,475.68	0.01
12/09/2023	Exercise of BSA-2014-3	425,475.68	0	16,400	42,563,968	0.01	425,639.68	0.01
14/09/2023	Exercise of BSA-2014-3	425,639.68	0	16,400	42,580,368	0.01	425,803.68	0.01
24/10/2023	Capital increase through issue of new shares	425,803.68	223,173,990	20,325,500	62,905,868	0.01	629,058.68	10.99
20/11/2023	Exercise of BSA-2014-5	629,058.68	0	22,950	62,928,818	0.01	629,288.18	0.01
22/04/2024	Exercise of BCE-2017-5	629,288.18	11,130	1,000	62,929,818	0.01	629,298.18	11.14
23/04/2024	Exercise of BCE-2017-5	629,298.18	11,130	1,000	62,930,818	0.01	629,308.18	11.14

Date	Type of operation	Prior Share Capital (€)	Premium (€)	Number of shares created	Total number of shares after issuance	Nominal value (€)	Share capital after transaction (€)	Issue price per share (€)
11/06/2024	Exercise of BCE-2017-5	629,308.18	11,130	1,000	62,931,818	0.01	629,318.18	11.14
13/06/2024	Exercise of BCE-2017-5	629,318.18	11,130	1,000	62,932,818	0.01	629,328.18	11.14
11/07/2024	Definitive allocation of free shares	629,328.18	0	344,107	63,276,925	0.01	632,769.25	0.00
05/09/2024	Definitive allocation of free shares	632,769.25	0	17,728	63,294,653	0.01	632,946.53	0.00
13/11/2024	Definitive allocation of free shares	632,946.53	0	53,184	63,347,837	0.01	633,478.37	0.00
23/07/2025	Exercise of BCE-2018-5	634,719.33	7,320.00	1,000	63,472,933	0.01	634,729.33	7.33
24/07/2025	Exercise of BCE-2016-1	634,729.33	25,997.57	3,499	63,476,432	0.01	634,764.32	7.44
25/07/2025	Exercise of BCE-2018-1	634,764.32	14,767.50	1,650	63,478,082	0.01	634,780.82	8.96
28/07/2025	Capital increase through issue of new shares	634,780.82	637,228,064.00	11,679,400	75,157,482	0.01	751,574.82	54.57
29/07/2025	Exercise of BCE-2018-5	751,574.82	7,320.00	1,000	75,158,482	0.01	751,584.82	7.33
29/07/2025	Conversion of convertible bonds	751,584.82	9,371,047.91	394,447	75,552,929	0.01	755,529.29	23.77
30/07/2025	Exercise of BCE-2016-1	755,529.29	22,290,00	3,000	75,555,929	0.01	755,559.29	7.44
30/07/2025	Exercise of BCE-2016-1	755,559.29	26,850.00.00	3,000	75,558,929	0.01	755,589.29	8.96
01/08/2025	Definitive allocation of free shares	755,589.29	0.00	27,728	75,586,657	0.01	755,866.57	0.00
04/08/2025	Exercise of BCE-2018-1	755,866.57	17,300.00	2,000	75,588,657	0.01	755,886.57	8.96
05/08/2025	Exercise of BCE-2016-1	755,886.57	4,829.50	650	75,589,307	0.01	755,893.07	7.44
06/08/2025	Exercise of BCE-2018-1	755,893.07	16,110.0	1,800	75,591,107	0.01	755,911.07	8.96
06/08/2025	Exercise of BCE-2016-1	755,911.07	29,712.57	3,999	75,595,106	0.01	755,951.06	7.44
07/08/2025	Exercise of BCE-2016-1	755,951.06	11,137.57	1,499	75,596,605	0.01	755,966.05	7.44
05/08/2025	Conversion of convertible bonds	755,966.05	12,494,729.38	525,930	76,122,535	0.01	761,225.35	23.76
08/08/2025	Conversion of convertible bonds	761,225.35	16,658,807.54	785,389	76,907,924	0.01	769,079.24	21.21
08/08/2025	Exercise of BSA (Kreos)	769,079.24	2,665,728.23	95,742	77,003,666	0.01	770,036.66	18.67
08/08/2025	Exercise of BSA (Kreos)	770,036.66	2,664,564.29	223,509.00	77,227,175,00	0.01	772,271.75	9.86
28/08/2025	Exercise of BSA (Claret)	772,985.74	1,331,840.08	135,263	77,433,837	0.01	774,338.37	9.86
04/09/2025	Definitive allocation of free shares	774,338.37	0.00	17,728	77,451,565	0.01	774,515.65	0.00
04/09/2025	Exercise of BCE-2016-1	774,515.65	1,107.07	149	77,451,714	0.01	774,517.14	7.44
08/09/2025	Exercise of BCE-2016-1	774,517.14	7,430.00	1,000	77,452,714	0.01	774,527.14	7.44
28/09/2025	Definitive allocation of free shares	774,527.14	0.00	377,353	77,830,067	0.01	778,300.67	0.00
02/10/2025	Exercise of BSA-2015-12	778,300.67	291,592.00	16,400	77,846,467	0.01	778,464.67	17.79
23/10/2025	Exercise of BSA-2017-1	778,464.67	189,584.00	16,400	77,862,867	0.01	778,628.67	11.57
23/10/2025	Exercise of BCE-2016-1	778,628.67	37,150.00	5,000	77,867,867	0.01	778,678.67	7.44
12/11/2025	Exercise of BCE-2018-1	778,678.67	8,860.50	990	77,868,857	0.01	778,688.57	8.96
13/11/2025	Definitive allocation of free shares	778,688.57	0.00	35,456	77,904,313	0.01	779,043.13	0.00
17/11/2025	Exercise of BSA-2015-11	779,043.13	1,723,308.72	96,924	78,001,237	0.01	780,012.37	17.79
28/11/2025	Exercise of BSA-2024-1	780,012.37	63,656.67	4,863	78,006,100	0.01	780,061.00	13.10
01/12/2025	Definitive allocation of free shares	780,061.00	0.00	27,625	78,033,725	0.01	780,337.25	0.00
02/12/2025	Conversion of convertible bonds (Claret)	780,337.25	8,329,406.05	392,695	78,426,420	0.01	784,264.20	21.22
11/12/2025	Definitive allocation of free shares	784,264.20	0.00	17,728	78,444,148	0.01	784,441.48	0.00
16/12/2025	Exercise of BCE-2017-1	784,441.48	212,536.94	33,313	78,477,461	0.01	784,774.61	6.39
17/12/2025	Exercise of BCE-2017-5	784,774.61	187,462.59	16,843	78,494,304	0.01	784,943.04	11.14
17/12/2025	Exercise of BCE-2018-4	784,943.04	61,649.04	8,422	78,502,726	0.01	785,027.26	7.33
19/12/2025	Exercise of BCE-2017-4	785,027.26	374,925.18	33,686	78,536,412	0.01	785,364.12	11.14
12/01/2026	Exercise of BCE-2018-1	785,364.12	22,733.00	2,540	78,538,952	0.01	785,389.52	8.96
01/02/2026	Definitive allocation of free shares	785,389.52	0.00	628,480	79,167,432	0.01	791,674.32	0.00
19/03/2026	Definitive allocation of free shares	791,674.32	0.00	35,456	79,202,888	0.01	792,028.88	0.00
25/03/2026	Definitive allocation of free shares	792,028.88	0.00	77,050	79,279,938	0.01	792,799.38	0,00
28/03/2026	Definitive allocation of free shares	792,799.38	0.00	11,250	79,291,188	0.01	792,911.88	0.00
07/05/2026	Capital increase through issue of new shares	792,911.88	38,451,069.51	403,347	79,694,535	0.01	796,945.35	95.34
21/05/2026	Definitive allocation of free shares	796,945.35	0.00	35,456	79,729,991	0.01	797,299.91	0.00
27/05/2026	Definitive allocation of free shares	797,299.91	0.00	40,200	79,770,191	0.01	797,701.91	0.00
01/06/2026	Definitive allocation of free shares	797,299.91	0.00	12,750	79,782,941	0.01	797,829.41	0.00
26/06/2026	Definitive allocation of free shares	797,829.41	0.00	17,728	79,800,669	0.01	798,006.69	0.00

Shareholders’ Meetings and Voting Rights (Articles 12, 22, 23, 24, 25 and 26 of the By-Laws)

General

In accordance with the French Commercial Code (Code de Commerce), there are three types of shareholders’ meetings: ordinary, extraordinary and special.

Ordinary shareholders’ meetings are required to elect, replace or remove directors, appoint independent statutory auditors, approve the annual financial statements, approve share repurchase programs, declare dividends or authorizing dividends to be paid in shares and approve regulated agreements. In addition, pursuant to AMF recommendation, French listed companies may be required to conduct a consultation of the Ordinary Shareholders Meeting prior to the disposal of the majority of their assets, under certain conditions.

Extraordinary shareholders’ meetings are required for approval of matters such as amendments to our by-laws, including amendments required in connection with extraordinary corporate actions (i.e., changing our name, corporate purpose or registered office, increasing or decreasing our share capital and creating a new class of equity securities (ordinary or preferred shares)). Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our by-laws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special meetings of holders of a certain category of shares or of securities giving access to our share capital are required for any modification of the rights relating to such categories of shares. The resolutions of the shareholders’ meeting modifying these rights are effective only after they have been approved by the relevant special meeting.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s share warrants (BCEs), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Shareholders’ Meetings

Our Board convenes an annual ordinary shareholders’ meeting for the approval of the annual financial statements. This meeting is held within six months of the end of each fiscal year. This period may be extended by an order of the President of the French Commercial Court (Tribunal de Commerce) at the request of the Board. The Board may also convene an ordinary or extraordinary shareholders’ meeting upon proper notice at any time during the year.

If the Board fails to convene a shareholders’ meeting at the shareholders’ request, our statutory auditors may call the meeting. In the event of bankruptcy, the liquidator or court-appointed agent may also call a shareholders’ meeting. In addition, any of the following may request the President of the French Commercial Court to appoint an agent to convene the shareholders’ meeting: one or several shareholders holding at least 5% of our share capital, any interested party in cases of urgency, the workers council in cases of urgency or duly qualified associations of shareholders who have held their shares in registered form for at least two years and who together hold a minimum number of the voting rights of our share capital. Shareholders holding a majority of the share capital or voting may also convene a shareholders’ meeting after the filing of a public offer or sale of a controlling interest in our share capital.

Shareholders’ meetings shall be chaired by the chairperson of the Board or, in his or her absence, by a Deputy chairperson or by a director elected for this purpose. Failing that, the meeting itself shall elect a chairperson. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Notice of Shareholders’ Meeting

We are subject to French law requirements in relation to notice of shareholders’ meetings and announce shareholders’ meetings at least 35 days in advance by means of a preliminary notice published in the Bulletin des annonces légales obligatoires (BALO), as well as on our website at least 21 days prior to the meeting. At least 15 days prior to the date set for a shareholders’ meeting, or 10 days if it is a second call, we must publish a final notice in accordance with French law requirements. In addition to the particulars relative to us, the final notice indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the Company under the conditions provided for in the current legislation.

In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action, among other things, with respect to the dismissal of directors, even if these actions have not been included on the agenda. The Board must submit properly proposed resolutions to a vote of the shareholders. When a shareholder submits a blank proxy form without naming a representative, his vote is deemed to be in favor of the resolutions (or amendments) proposed or recommended by the Board and against all others. As of the date of the publication of the final notice of a meeting but no later than four business days before the shareholders’ meeting, any shareholder may submit written questions to the Board relating to the agenda for the meeting. The Board must respond to these questions during the meeting. A common answer can be given to several questions if they have the same content or bear on the same topic. The answer to a written question is deemed to have been given insofar as it is published on our website in a section devoted to questions and answers.

Agenda and Conduct of Annual Shareholders’ Meetings.

The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the convening notice to the shareholders’ meeting.

Attendance and Voting at Shareholders’ Meetings

Ownership of one share implies, ipso jure, adherence to our by-laws and the decision of the shareholders’ meeting.

The voting rights attached to equity or dividend shares are proportional to the percentage of the share capital they represent. Each share entitles the holder to one vote.

However, a double voting right compared to that conferred to other shares with regard to the percentage of share capital they represent is allocated to all fully paid-up ordinary shares with proof of being held in registered form by the same owner for at least two (2) years. Under French law, treasury shares or ordinary shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes. Purchasers of ADSs or ordinary shares in an offering under this prospectus, in the open market or in subsequent offerings will be unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them.

In order to participate in any general meeting, shareholders are required to have their shares registered under the conditions and time limits provided for the applicable laws before such general meeting in their name or in the name of an intermediary registered on their behalf, either in the registered shares shareholder account or in the bearer shares shareholder account.

Proxies and Votes by Mail or Videoconference

In general, all shareholders who have properly registered and fully paid their shares or duly presented a certificate from their accredited intermediary may participate in shareholders’ meetings. Shareholders may participate in shareholders’ meetings either in person, by proxy or by mail or by videoconference or by any means of telecommunications in accordance with applicable regulations, if the Board provides for such possibility when convening the meeting.

Proxies are sent to any shareholder upon request. In order to be counted, such proxies must be received at our registered office, or at any other address indicated on the notice convening the meeting, prior to the date of the meeting. A shareholder may grant proxies to his or her spouse, civil partner, to another shareholder or to any other person (individual or legal) of his/her/its choice. A shareholder that is a corporation may grant proxies to a legal representative. A shareholder who is a non-resident of France may be represented at a shareholders’ meeting by an intermediary registered under the conditions set forth by French law. Alternatively, the shareholder may send a blank proxy to us without nominating a representative.

With respect to votes by mail, we will send shareholders a voting form. The completed form must be returned to us at least three days prior to the date of the shareholders’ meeting. The final date for returning votes by mail is disclosed in the notice of meeting published in accordance with French law requirements. Under our by-laws, shareholders’ meetings by means of telecommunications permitting their identification are possible if the Board so determines in the preliminary or final notice of the meeting. Shareholders voting by proxy, mail, authorized intermediary or, if provided for in the preliminary or final notice of the meeting by any means of telecommunications permitting them to be identified, will be considered to be present at the meeting for the computation of the quorum and the majority.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

Quorum

For an ordinary shareholders’ meeting to be quorate, one-fifth of the holders of shares entitled to voting rights must be present in person or vote by mail or by proxy or by authorized intermediary or by any means of telecommunication permitting their identification. An extraordinary shareholders’ meeting is quorate if one-fourth of the holders of shares entitled to voting rights are present or vote by mail or by proxy or by authorized intermediary or by any means of telecommunication. As an exception, an extraordinary shareholders’ meeting deciding upon a share capital increase by capitalization of reserves, profits or share premium has the same quorum requirement as an ordinary shareholders’ meeting.

If the requirements for a quorum are not satisfied, the meeting is adjourned. When an adjourned ordinary shareholders’ meeting is resumed, there is no quorum requirement. Extraordinary shareholders’ meetings require a quorum of one-fifth of the holders of shares entitled to voting rights. If a quorum is not present, the reconvened meeting may be adjourned for a maximum of two months. No deliberation by the shareholders may take place without a quorum. For special meetings of holders of a certain class of shares, the quorum requirement is one-third of the certain class of shares entitled to voting rights for the meeting convened on the first call. Should the special meeting be reconvened, the quorum requirement is one-fifth of the certain class of shares entitled to voting rights for the meeting.

Majority

A simple majority of shareholders may pass a resolution at either an ordinary shareholders’ meeting or an extraordinary shareholders’ meeting deciding upon a share capital increase by capitalization of reserves, profits or share premium. At any other extraordinary shareholders’ meeting, a two-thirds majority of the shareholder votes cast is required. A unanimous shareholder vote is required to increase shareholders’ liabilities. Abstention from voting by those present either in person or by means of telecommunications if provided for by the by-laws, or those represented by proxy or voting by mail is counted as a vote against the resolution submitted to a shareholder vote. In general, each shareholder is entitled to one vote per share at any shareholders’ meeting. Under the French Commercial Code, shares of a company held by it or by entities controlled directly or indirectly by that company are not entitled to voting rights and do not count for quorum or majority purposes.

Financial Statements and Other Communications with Shareholders

In connection with the annual ordinary shareholders’ meeting, we must provide or make available to any shareholder a set of documents including, among other things, our annual report, the annual and consolidated accounts, the statutory auditors’ reports and a draft of the meeting’s resolutions.

The chairperson of the Board is required to deliver a special report to the annual ordinary shareholders’ meeting regarding the composition of the Board, the representation of men and women in its composition, the status of the preparation and organization of the work of the Board, the status of the internal control procedures that we have implemented, including those in connection with the treatment of the accounting and financial statements and principles and rules that it establishes to determine management compensation and benefits. French law requires that a special report be provided annually to the ordinary shareholders’ meeting regarding stock options authorized and/or granted by the company.

Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 7, 11, 30, 31 and 32 of the By-Laws)

Dividends

We only distribute dividends out of our “distributable profits,” plus any amounts filed in its reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by French law or our by-laws. “Distributable profits” consist of our net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law or our by-laws.

Legal Reserve

Under French law, we are required to allocate 5% of our net income for each fiscal year, after reduction for losses carried forward from previous years, if any, to a legal reserve fund until the amount in the legal reserve is equal to 10% of the aggregate nominal value of the share capital. The legal reserve subject to this requirement may only be used to offset losses when other reserves cannot be used and, in particular, may not be distributed to shareholders until our liquidation. As of December 31, 2025, our legal reserve was €0.

Approval of Dividends

Shareholders may decide in an ordinary shareholders’ meeting, upon proposal of the Board, to allocate all or part of the distributable profits to special or general reserves, to carry them forward to the following fiscal year as retained earnings, or to allocate them to the shareholders as dividends. Dividends may be paid in cash or as shares upon the option of the shareholders if such option is granted at the annual ordinary shareholders’ meeting.

If we have earned distributable profits since the end of the preceding fiscal year, as reflected in an interim income statement certified by its auditors, the Board may distribute interim dividends to the extent of the distributable profits for the period covered by the interim income statement before approval of the annual financial statements. Subject to French law, the Board may declare interim dividends paid in cash without obtaining shareholder approval. For interim dividends paid in shares, prior authorization by an ordinary shareholders’ meeting is required.

Distribution of Dividends and Timing of Payment

In principle, dividends are distributed to shareholders pro rata according to their respective shareholdings.

Timing of Payment

Under French law, we must pay any dividends within nine months of the end of our fiscal year, unless otherwise authorized by an order of the President of the French Commercial Court. Dividends on shares that are not claimed within five years of the date of declared payment revert to the French State.

In the case of interim dividends, distributions are made to shareholders on the date set by our Board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an annual shareholders’ meeting or by our Board in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the Board.

Increases in Share Capital

Our share capital may only be increased by obtaining the approval of the shareholders at an extraordinary shareholders’ meeting upon the recommendation of the Board. The decision to increase share capital through increases in the nominal value of existing shares requires unanimous approval at an extraordinary shareholders’ meeting. The decision to increase share capital through the capitalization of reserves, profits and/or share premiums must be submitted to an extraordinary shareholders’ meeting applying the quorum and majority requirements applicable to ordinary shareholders’ meetings. In the case of an increase in share capital in connection with the payment of a share dividend the voting and quorum procedures of an ordinary shareholders’ meetings apply. All other share capital increases require the approval of an extraordinary shareholders’ meeting. See “—Shareholders’ Meetings and Voting Rights (Articles 6, 12 and 22 of the By-Laws)” above.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Subject to certain conditions, shareholders may delegate the authority (délégation de compétence) or the powers (délégation de pouvoirs) to carry out certain increases in our share capital to the Board following approval at an extraordinary shareholders’ meeting. The Board may further sub-delegate this right to the Chief Executive Officer.

Reduction in Share Capital

Under French law, any reduction in our share capital requires approval of the shareholders at an extraordinary shareholders’ meeting. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of the shares.

Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise. As a general matter, reductions of capital occur pro rata among all shareholders, except (i) in the case of a share buyback program, or a public tender offer to repurchase shares, where such a reduction occurs pro rata only among tendering shareholders and (ii) in the case where all shareholders unanimously consent to a non-pro-rata reduction. In any case, we must not own more than 10% of our outstanding share capital. The extraordinary shareholders’ meeting may authorize the buy-back program for a period not exceeding 18 months. In addition, we may not cancel more than 10% of our outstanding share capital over any 24-month period.

Preferential Subscription Rights

According to French law, existing shareholders have preferential subscription rights to these securities on a pro rata basis if we issue certain kinds of additional securities. These preferential subscription rights require us to give priority treatment to existing shareholders. The rights entitle the individual or entity that holds them to subscribe to an issue of any securities that may increase our share capital by means of a cash payment or a settling of cash debts. Subscription rights are transferable during a period starting two days prior the opening of the subscription period (or, if such day is not a business day, the preceding trading day) and ending two days prior the closing of the subscription period (or, if such day is not a business day, the preceding trading day).

A two-thirds majority of the shares entitled to vote at an extraordinary shareholders’ meeting may vote to waive preferential subscription rights with respect to any particular offering or a portion of that offering. French law requires that the Board and our statutory auditors present reports that specifically address any proposal to waive preferential subscription rights. In the event of a waiver, the issue of securities must be completed within the period prescribed by French law. The shareholders may also decide at an extraordinary shareholders’ meeting to give existing shareholders a non-transferable priority right to subscribe to such new securities during a limited period of time. Shareholders also may notify us that they wish to waive their own preferential subscription rights with respect to any particular offering if they so choose.

In the event of a share capital increase without preferential subscription rights to existing shareholders through a public offering, the extraordinary shareholders’ meeting may authorize the Board to freely set the issuing price or to set the issuing price in accordance with the terms established by the extraordinary shareholders’ meeting.

Form, Holding and Transfer of Shares (Articles 10 and 11 of the By-Laws)

Form of Shares

Our by-laws provide that the shares once fully paid may be held in registered or bearer form at the option of the shareholder, subject to applicable laws. Shares not fully paid must be nominal.

Holding of Shares

In accordance with French law, shareholders’ ownership rights are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Any owner of our shares may elect to have its shares held in registered form and registered in its name in an account currently maintained by Uptevia, 90–110 Esplanade du Général de Gaulle – 92931 Paris La Défense

Cedex, France for and on our behalf or held in bearer form and recorded in its name in an account maintained by an accredited financial intermediary, such as a French broker, bank or other authorized financial institution. Any shareholder may, at its expense, change from one form of holding to the other. Both methods are operated through Euroclear. In addition, according to French law, shares held by any non-French resident may be held on the shareholder’s behalf in a collective account or in several individual accounts by an intermediary.

When our shares are held in bearer form by a beneficial owner who is not a resident of France, Euroclear may agree to issue, upon our request, a bearer depository receipt with respect to such shares for use only outside France. In this case, the name of the holder is deleted from the accredited financial intermediary’s books. Title to the shares represented by a bearer depository receipt will pass upon delivery of the relevant receipt outside France.

In accordance with applicable laws, we may request the information referred to in Article L.228-2 of the French Commercial Code at any time from the central depository responsible for holding our shares. Thus, we are at any time entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of the holders of our shares or other securities granting immediate or future voting rights, held in bearer form, and the number of shares or other securities so held and, if applicable, the restrictions relating to such securities. Furthermore, under French law, any intermediary who acts on behalf of one or more persons who are not domiciled in France must declare that it is acting as an intermediary. We may also request the identity of the shareholders on whose behalf it is acting. Consequently, the owner of shares recorded in a collective account or in several individual accounts by an intermediary will be represented in the shareholders’ meetings by this intermediary.

Transfer of Shares

Our by-laws do not contain any restrictions relating to the transfer of shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French and European law provide for standstill obligations and prohibition of insider trading.

Liquidation Rights

If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be distributed first to repay in full the nominal value of our shares (up to the amount of the paid-up and non-liquidated share capital). Any surplus will be distributed pro rata among shareholders in proportion to the nominal value of their shareholdings, taking into account, where applicable, the rights attached to shares of different classes. Shareholders shall only bear losses up to the amount of their contributions.

Disclosure Requirements for Holdings Exceeding Certain Thresholds

Declaration of Crossing of Ownership Thresholds (Article 11.2 of the By-laws)

We are subject to certain disclosure requirements under French law. Any individual or entity, acting alone or in concert with others, that acquires, either directly or indirectly, shares representing more than 5%, 10%, 15%, 20%, 25%, 30%, 33 1/3%, 50%, 66 2/3%, 90% or 95% of our outstanding share capital or voting rights or that increases or decreases its shareholding or voting rights above or below any of those percentage thresholds, must notify us and the French Market Authority (Autorité des Marchés Financiers) (“AMF”) within four trading days of the date on which such threshold was crossed. French law and AMF regulations impose additional reporting requirements on persons who acquire more than 10%, 15%, 20% or 25% of the outstanding shares or voting rights of a listed company.

If a shareholder fails to comply with the notification requirements under French law, the shares or voting rights in excess of the relevant threshold will be deprived of voting rights until the end of a two-year period following the date on which the owner of such shares has complied with the notification requirements. They may also be suspended for up to five years and may be subject to criminal fines.

Our by-laws provide that any shareholder, acting alone or in concert, who comes into possession, in any manner whatsoever, either directly or indirectly, of a number of shares representing 2% of our share capital and/or voting rights must, by registered letter with acknowledgment of receipt sent to the registered office, or any other equivalent means for the shareholders or security holders residing outside of France, within five trading days of crossing such threshold, notify us of the total number of shares and voting rights he or she owns and the number of securities he or she owns that give access to the capital and voting rights attached thereto. This disclosure requirement shall apply, under the conditions above, each time a new threshold of 2% of capital and/or voting rights is met or exceeded, for whatever reason, including beyond the legal threshold of 5%. If the shares have not been reported under the above conditions, the shares exceeding the fraction that should have been reported are denied the right to vote in shareholders’ meetings, if at a shareholders’ meeting, the failure to report was recorded and if one or more shareholders holding together not less than 5% of capital or voting rights so request at that meeting. The denial of voting rights applies to any shareholders’ meeting to be held until the expiration of a period of two years from the date of regularization of the reporting.

We are required to publish the total number of voting rights and shares composing the share capital (if such numbers vary from the numbers previously published) on a monthly basis. The AMF makes this information public. We are subject to AMF regulations regarding public tender offers.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of the company’s capital or voting rights, shall file a mandatory public tender offer.

Treasury Shares and Purchases of our Own Shares

We are not permitted to hold more than 10% of our share capital in treasury shares or to have more than 10% of our share capital to be held for us by our subsidiaries. Treasury shares are not entitled to dividends, voting rights or preferential subscription rights.

Repurchase and Redemption of Shares

Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, EU Market Abuse Regulation 596/2014 of April 16, 2014 (“MAR”) provides for safe harbor exemptions when the acquisition is made for the following purposes only:

•

to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary meeting. In this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

•

to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan. In this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•

under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the general regulations of, and market practices accepted by the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the general regulations (réglement général) of the AMF (the “General Regulations”), a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preferential subscription rights attached to them.

Ownership of Shares by Non-French Persons

EU and non-EU residents are required to file an administrative notice (déclaration administrative) with the French authorities in connection with certain direct or indirect investments in us, including through ownership of ADSs, on the date a binding purchase agreement is executed or a tender offer is made public. Under existing administrative rulings the following transactions qualify as foreign investments in us that require the filing of an administrative notice:

•

any transaction carried out on our capital by a non-French resident provided that after the transaction the cumulative amount of the capital or the voting rights held by non-French residents exceeds 1/3 of our capital or voting rights;

•	any transaction mentioned above by a corporation incorporated under French law whose capital or voting rights are held for more than 33.33% by non-French residents;

•

any transaction carried out abroad resulting in a change of the controlling shareholder of a corporation incorporated under a foreign law that holds a shareholding or voting rights in us if our capital or voting rights are held for more than 33.33% by non-French residents;

•	loans and guarantees granted by the acquirer to us in amounts evidencing control over our financing; and

•	patent licenses granted by an acquirer or management or technical assistance agreements with such acquirer that place us in a dependent position vis-à-vis such party or its group.

Non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Differences in Corporate Law

The laws applicable to French sociétés anonymes (limited liability companies) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law, the law under which many public companies in the United States are incorporated, relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights, and it is qualified in its entirety by reference to Delaware law and French law.

	FRANCE	DELAWARE
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. The number of directors of each gender may not be less than 40%. In case a board of directors comprises up to eight members, the difference between the number of directors of each gender may not exceed two. Any appointment made in violation of this limit that is not remedied within six months of this appointment will be null and void and payment of directors’ compensation will be suspended.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws (unless specified in the certificate of incorporation of the corporation).

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors may be legal entities, and such legal entities must designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, shareholders may effect such removal only for cause.

Vacancies on the board of directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by the board of directors or other governing body.

Annual Shareholders’ Meeting	Under French law, the annual shareholders’ meeting shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

	FRANCE	DELAWARE

Shareholders’ Meeting	Under French law, shareholders’ meetings may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of Shareholders’ Meetings	A meeting notice (avis de réunion) is published in the Bulletin des annonces légales obligatoires (“BALO”) at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Additionally, a convening notice (avis de convocation) is published at least 15 days prior to the date of the meeting, in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares (actions nominatives) for at least a month at the time of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, in accordance with legal and regulatory requirements.	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, the purpose or purposes of the meeting.

The meeting notice must also indicate the conditions under which the shareholders may vote by correspondence, the places and conditions in which they can obtain voting forms, and as the case may be, the e-mail address to which they may send written questions.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, (ii) by granting proxy to any individual or legal entity of his choosing, (iii) by sending a proxy to the company without indication of the mandate (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors), (iv) by voting by correspondence or (v) by videoconference or another means of telecommunication allowing identification in accordance with applicable laws. The	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary the other extraordinary, held on the same day or within a period of 15 days.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (i) may permit stockholders to act by written consent if such action is signed by all stockholders, (ii) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (iii) may prohibit actions by written consent.

Preferential Subscription Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by-law. “Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, minus the amounts to be set aside to the statutory reserve (at least 5% of the profit until the reserve has reached 10% of the amount of the share capital) and to the reserve set forth in the company’s by-laws (if any).

“Distributable premium” refers to the contribution paid by the shareholders in

Under Delaware law, dividends may be paid by a Delaware corporation either out of (i) surplus, as defined in and computed in accordance with Delaware law, or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

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addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Repurchase of Shares

Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes only:

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to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; or to meet obligations arising from debt securities, that are exchangeable into equity instruments.

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with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

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under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the general regulations of the AMF.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Under MAR and in accordance with the General Regulations, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

Liability of Directors and Officers	Under French law, the by-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director or officer to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director or officer. However, no provision can limit the liability of a director or officer for:

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any breach of the director’s duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

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a director approving and transaction from which the director or officer derives an improper personal benefit; or

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an officer in any action by or in the right of the corporation.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of share capital held by such shareholder. Further, pursuant to the introduction of Law No. 2014-384 dated March 29, 2014 (Loi Florange), shares registered for more	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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than two years in the name of the same shareholder are automatically be granted double voting rights from 2016, unless the by-laws expressly reject this measure.

Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution or sale or exchange of all or substantially all of a corporation’s assets (apport partiel d’actifs) requires:

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the approval of the board of directors; and

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approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of shares, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

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the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for shares. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

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shares of stock of the surviving corporation;

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shares of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

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cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

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any combination of the above.

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In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis, and not to take any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

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state the reasons for not making the effort.

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Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, the organizational documents, which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated in the paragraph below, only the extraordinary shareholders’ meeting is

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

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its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

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the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be

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	authorized under French law to adopt or amend the by-laws.	specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of by-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws (two-thirds majority). The extraordinary shareholders’ meeting may authorize the board of directors to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Legal Name; Formation; Registered Office

Our legal name and commercial name is Abivax SA. We were incorporated as a société anonyme (limited liability company) on December 4, 2013. Our headquarters are located at 7-11 boulevard Haussmann, 75009 Paris, France. We were registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our telephone number at our principal executive offices is +33 (0) 1 53 83 09 63. Our website address is www.abivax.com. The reference to our website is an inactive textual reference only and information contained in, or that can be assessed through, our website is not part of this prospectus.

Listing

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX” and our ordinary shares are listed on Euronext Paris under the symbol “ABVX.”

Transfer Agent and Registrar

The depositary for our ADSs is Citibank, N.A. Uptevia is our transfer agent and registrar for our ordinary shares and currently maintains our share register for our ordinary shares. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying the ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs by Non-French Residents

Neither the French Commercial Code nor our by-laws currently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media, and critical raw materials), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, biotechnologies, low carbon energy or photonics) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

The Decree (décret) n° 2023-1293 of December 28, 2023 made permanent the temporary regime under Decree (décret) n° 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) n° 2020-1729, on December 22, 2021 by the Decree (décret) n° 2021-1758, and on December 23, 2022 by the Decree (décret) n° 2022-1622, creating a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a French-, EU- or EEA-regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for an individual).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

While our current shareholders waived their preferential subscription rights with respect to certain offerings at a shareholders’ general meeting held on May 21, 2026, in the future our shareholders will have preferential subscription rights. Under French law, shareholders have preferential rights to subscribe for cash issues of new ordinary shares or other securities giving rights to acquire additional ordinary shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of ordinary shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new ordinary shares or other securities giving rights to acquire additional ordinary shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new ordinary shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. (“Citibank”) is the depositary for the ADSs representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration number 333-274780 when retrieving such copy. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary shares ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of France.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the depositary; or

•	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you;

•	We do not deliver satisfactory documents to the depositary; or

•	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of our assets.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering of ordinary shares pursuant to this prospectus, the ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs pursuant to our instruction.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination, and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus entitled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares	Up to U.S. 5¢ per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder, you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

•

the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of an offering of ADSs pursuant to this prospectus. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will also provide to you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation including regulations of any stock exchange, or by reason of present or future provision of any provision of our by-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our by-laws or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement. In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs involving us or the Depositary may only be instituted in a state or federal court in the city of New York and irrevocably waive any objection to the laying of venue in, and irrevocably submit to the exclusive jurisdiction of, such courts in any such legal action.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	the currency or currency unit in which the warrants are denominated;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder in certain circumstances;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

If an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and, if requested, provided the trustee indemnity or security satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding (it being understood that the trustee shall have no obligation to determine whether any action is prejudicial to the holders).

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•

such holders have offered and, if requested, provided to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of DTC or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we and the trustee will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and, if requested, provided security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

TAXATION

The material French and U.S. federal income tax consequences relating to the purchase, ownership, conversion and, as applicable, disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Orrick, Herrington & Sutcliffe (Europe) LLP, Paris, France. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine, France.

ENFORCEMENT OF CIVIL LIABILITIES

We are a société anonyme, organized under the laws of France. The majority of our directors and officers are residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States.

Accordingly, U.S. investors may find it difficult and may be unable:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•

to enforce against us or our officers or directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), as amended by French Law No. 80-538 of July 16, 1980, and French Ordinance No. 2000-916 of September 19, 2000, and as further specified by Decree No. 2022-707 of February 18, 2022 and Order of March 7, 2022, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. As a result of the above regulations, the U.S. authorities would have to comply with applicable international treaties or agreements and laws and regulations in force (such as the 1970 Hague Convention on the Taking of Evidence Abroad).

Similarly, French data protection rules (Law No. 78-17 of January 6, 1978 on data processing, data files and individual liberties, as modified) and the General Data Protection Regulation (i.e., Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016) can limit under certain circumstances the possibility of obtaining information in France or from French persons in connection with a U.S. action.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and be enforceable in France provided that a French judge considers that this judgment meets the requirements under the French rules of international private law concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the substantive matters thereby adjudicated, only if: (1) the United States federal or state court has jurisdiction and the dispute is clearly connected to the territory of the court which rendered the judgment (2) the judgment is not tainted by fraud, (3) the judgment complies with French substantive and procedural rules of international public policy (ordre public international), including principles of due process (principe du contradictoire) and notably the right to a fair trial, and (4) the judgment is not irreconcilable with an earlier judgment rendered or recognized by a French court in the same or related matter. The French court may require all relevant supporting documents to be translated into the French language by a “sworn translator” (traducteur assermenté) as a condition to their admissibility into evidence or for purposes of enforcement. The decision granting exequatur is subject to appeal, with the appeal court decision also being rendered on the basis of the above-mentioned criteria.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. Therefore, there is some uncertainty as to whether a foreign judgment awarding punitive and exemplary damages well above actual damages would be granted enforcement in France.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, if an original action is brought in France, French courts may refuse to apply foreign law designated by the applicable French rules of conflict (including the law chosen by the parties to govern their contract) if the application of such law is deemed to contravene French international public policy or in case of overriding mandatory rules (as determined on a case by case basis by French courts) or, where all other elements relevant to the situation at the time of the choice are located in a country other than the country whose law has been chosen, the choice of the parties shall not prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement. Furthermore, in an action brought in France on the basis of U.S. federal or state securities laws, French courts may not have the requisite power to grant all the remedies sought.

As a result, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors and our principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.abivax.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026;

•

our Reports on Form 6-K filed with the SEC on February 23, 2026, April 20, 2026, May  7, 2026, May  20, 2026, May  22, 2026, June 2, 2026 and June 29, 2026, solely to the extent the information in such reports has been incorporated by reference into the registration statement of which this prospectus forms a part; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December  31, 2025, filed with the SEC on March 23, 2026.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Abivax SA

7-11 boulevard Haussmann

75009 Paris

France

+33 (0) 1 53 83 09 63

You may also access these documents on our website, www.abivax.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

U.S. dollar
SEC registration fee	$(1)
FINRA filing fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)

This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

6,400,000

American Depositary Shares

Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners

Morgan Stanley

Piper Sandler

Guggenheim Securities

Bookrunning Manager

LifeSci Capital

Lead Manager

Van Lanschot Kempen

June 30, 2026